Exhibit 10.2

Execution Version

CONFIDENTIAL

LICENSE AND COLLABORATION AGREEMENT

This LICENSE AND COLLABORATION AGREEMENT (the “Agreement”) is entered into as of February 25, 2011 (the “Effective Date”) by and between INTRA-CELLULAR THERAPIES, INC., a Delaware corporation with its principal place of business at Audubon Biomedical Science and Technology Park, 3960 Broadway, New York, NY 10032 (“ITI”), and TAKEDA PHARMACEUTICAL COMPANY LIMITED, a Japanese company having a place of business at 1-1, Doshomachi 4-Chome, Chuo-ku, Osaka 540-8645, Japan (“Takeda”). ITI and Takeda are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, ITI is developing pharmaceutical products that inhibit Phosphodiesterase 1, including ITI’s proprietary compound referred to internally as IC200214 or ITI-214;

WHEREAS, Takeda possesses substantial resources and expertise in the development, marketing, and commercialization of pharmaceutical products; and

WHEREAS, ITI and Takeda desire to establish a collaboration for the research, development and commercialization of products containing ITI-214 or its backup compounds, in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Agreement, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

1.1 “Acquiror” has the meaning set forth in Section 15.5.

1.2 “Affiliate” means, with respect to a particular Party or other entity, a person, corporation, partnership, or other entity that controls, is controlled by or is under common control with such Party or other entity. For the purposes of this definition, the word “control” (including, with correlative meaning, the terms “controlled by” or “under common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity, whether by the ownership of fifty percent (50%) or more of the voting stock of such entity, or by contract or otherwise.

1.3 “ADHD” means Attention Deficit Hyperactivity Disorder recognized in the DSM-IV-TR.

1.4 “Alliance Manager” has the meaning set forth in Section 3.1.

1.5 “Alzheimer’s Disease” means Dementia of the Alzheimer’s Type (DAT) as recognized in DSM-IV-TR.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.6 “Assigned Patents” has the meaning set forth in Section 2.1(a)(i).

1.7 “Business Day” means a day other than Saturday, Sunday or any day that banks in Japan or New York, NY, U.S. are required or permitted to be closed.

1.8 “Change of Control” means, with respect to ITI, any of the following: (a) a Third Party acquires, directly or indirectly, the beneficial ownership of any voting security of ITI, or the percentage ownership of such person or entity in the voting securities of ITI is increased through stock redemption, cancellation or other recapitalization, and immediately after such acquisition or increase such Third Party is, directly or indirectly, the beneficial owner of voting securities representing more than fifty percent (50%) of the total voting power of all of the then-outstanding voting securities of ITI, but excluding any such acquisition or increase resulting from the issuance of shares in a financing transaction; (b) a merger, consolidation, recapitalization, or reorganization of ITI is consummated, other than any such transaction which would result in stockholders or equity holders of ITI or an Affiliate of ITI immediately prior to such transaction owning at least fifty percent (50%) of the outstanding securities of the surviving entity (or its parent entity) immediately following such transaction; or (c) the stockholders or equity holders of ITI approve a plan of complete liquidation of ITI, or an agreement for the sale or disposition by ITI of all or a substantial portion of ITI’s assets, other than to an Affiliate, but excluding in each case (a)-(c) a merger or other transaction effected exclusively for the purpose of changing the corporate domicile of ITI.

1.9 “Claims” has the meaning set forth in Section 11.1.

1.10 “Clinical Trial” means any human clinical trial of a Product.

1.11 “Commercialization” means the marketing, promotion, sale and/or distribution of a Product in the Territory, including any post marketing surveillance. Commercialization shall include commercial activities conducted in preparation for Product launch. “Commercialize” has a correlative meaning.

1.12 “Commercially Reasonable Efforts” means, with respect to a Party’s obligations under this Agreement related to a particular Compound or Product, the carrying out of such obligations with a level of efforts and resources consistent with the commercially reasonable practices it employs for its own products (in any case, such level shall not be below the standard level in the pharmaceutical industry) in the exercise of prudent scientific and business judgment that would be applied to the research, development or commercialization of a pharmaceutical product [***]. Commercially Reasonable Efforts require that the Party: (a) in a timely manner assign responsibility for such obligations or tasks to specific employee(s) who are held accountable for progress and monitor such progress on an on-going basis, (b) set and timely seek to achieve specific and meaningful objectives for carrying out such obligations, and (c) timely make and implement decisions and allocate resources designed to advance progress with respect to such objectives.

1.13 “Compound” means any of the following: (a) the compound referred to by ITI as IC200214 or ITI-214, as set forth in Exhibit A (“ITI-214”); (b) any compound (i) in the ITI-002

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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program that was identified by ITI prior to the Effective Date, whether or not covered or claimed in any Patent Controlled by ITI as of the Effective Date and (ii) that is identified by ITI under the Research Program, in each case of subsections (i) and (ii) that inhibits Phosphodiesterase 1, including any of its subtypes (“PDE1”) and meets the criteria set forth in Exhibit B (collectively, “Back-Up Compounds”), and (c) any pro-drug, metabolite, salt, free acid/base, solvate, ester, hydrate, anhydrous form, degradant, stereoisomer, polymorphic form, isotope or crystal form of any of the compounds in (a) or (b), in each case that retains the activity of the applicable compound in (a) or (b) (collectively, “Variants”).

1.14 “Confidential Information” of a Party means any and all Information of such Party that is disclosed to the other Party under this Agreement, whether in oral, written, graphic, or electronic form. All Information disclosed by either Party pursuant to the Non-Disclosure Agreement between the Parties dated November 1, 2007, as amended and restated as of the Effective Date, (the “Confidentiality Agreement”) shall be deemed to be such Party’s Confidential Information disclosed hereunder.

1.15 “Control” means, with respect to any material, Information, or intellectual property right, that a Party (a) owns or (b) has a license (other than a license granted to such Party under this Agreement) to such material, Information, or intellectual property right and, in each case, has the ability to grant to the other Party access, a license, or a sublicense (as applicable) to the foregoing on the terms and conditions set forth in this Agreement without violating the terms of any then-existing agreement or other legally enforceable arrangement with any Third Party.

1.16 “Co-Promotion Agreement” has the meaning set forth in Section 6.4(b).

1.17 “Co-Promotion Option” has the meaning set forth in Section 6.4(a).

1.18 “Co-Promotion Product” has the meaning set forth in Section 6.4(b).

1.19 “Develop” or “Development” means all activities that relate to obtaining, maintaining or expanding Regulatory Approval of a Product. This includes: (i) nonclinical testing, toxicology, and Clinical Trials; (ii) preparation, submission, review, and development of data or information for the purpose of submission to a Governmental Authority to obtain, maintain and/or expand Regulatory Approval of a Product, and outside counsel, regulatory, and legal services related thereto; provided, however, that Development shall exclude Commercialization and the building of commercial inventory of a Product. For clarity, Development shall include Phase 4 Clinical Trials that are required by a Regulatory Authority as a condition of a Regulatory Approval. “Develop” has a correlative meaning.

1.20 “Development Plan” has the meaning set forth in Section 4.3(a).

1.21 “Development Program” has the meaning set forth in Section 4.3(a).

1.22 “Dollar” means a U.S. dollar, and “$” shall be interpreted accordingly.

1.23 “Dropped Product” has the meaning set forth in Section 8.3(d)(ii).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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1.24 “EMA” means the European Medicines Agency or any successor entity.

1.25 “EU” or “European Union” means the European Union member states as then constituted. As of the Effective Date, the European Union member states are Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden, and United Kingdom.

1.26 “Excluded Information” has the meaning set forth in Section 2.1(e).

1.27 “Excluded Patents” has the meaning set forth in Section 2.1(e).

1.28 “Executive Officer” means, with respect to ITI, its Chief Executive Officer, and with respect to Takeda, its Chief Scientific Officer.

1.29 “FD&C Act” means the U.S. Federal Food, Drug and Cosmetic Act, as amended.

1.30 “FDA” means the U.S. Food and Drug Administration or any successor entity.

1.31 “Field” means the prevention and treatment of all human Indications, including, but not limited to, Schizophrenia, Alzheimer’s Disease, ADHD and other central nervous system Indications. For clarity, the Field does not include diagnostic uses or animal health uses (it being understood that animal testing or diagnostic activities in the course of research or Development for human Indications, in accordance with the Research Plan or the Development Plan, are considered to be within the Field).

1.32 “First Commercial Sale” means, with respect to a Product, the first sale on a commercial basis (not compassionate use) to a Third Party of such Product in a given regulatory jurisdiction after Regulatory Approval has been obtained in such jurisdiction.

1.33 “FTE” means the equivalent of a full-time professional individual’s work, [***], performing activities pursuant to this Agreement. In the case that any full time personnel of ITI works partially on work pursuant to this Agreement and partially on other work in a given time period, then the full-time equivalent to be attributed to such individual’s work hereunder shall be calculated based upon the percentage of such individual’s total work time in such time period that such individual spent working under this Agreement and the percentage of a [***] ([***]) [***] period that such time period equals. In the event that any part-time personnel of ITI works under this Agreement, the full time equivalent to be attributed to such work shall reflect appropriate adjustment for such personnel’s reduced total work time relative to full time personnel. FTE efforts shall include professional, scientific or technical work and shall not include general corporate and administrative overhead. ITI shall track FTEs using its standard practice and normal systems and methodologies.

1.34 “FTE Rate” means the rate of FTE costs incurred by ITI, which for the purpose of this Agreement shall initially be set at an annual rate of [***] ([***]) per FTE. The FTE rate shall be changed annually commencing January 1, 2012 to reflect any year-to-year percentage increase or decrease in the Consumer Price Index for all Urban Consumers (CPI-U, New York-Northern New Jersey-Long Island, all items) from the Effective Date.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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1.35 “Generic Product” means, with respect to a Product in a particular regulatory jurisdiction, any pharmaceutical product that (a) (i) contains the same active pharmaceutical ingredients as such Product, in the same formulation and dosage form as such Product and for the same route of administration as such Product and is approved by the Regulatory Authority in such country (for an indication for which such Product obtained Regulatory Approval from the applicable Regulatory Authority in such jurisdiction); or (ii) is A/B Rated (defined below) with respect to such Product or otherwise approved by the Regulatory Authority in such country as a substitutable generic for such Product (for an indication for which such Product obtained Regulatory Approval from the applicable Regulatory Authority in such jurisdiction) on an expedited or abbreviated basis in a manner that relied on or incorporated data submitted by Takeda or its Affiliate or sublicensee in connection with the Regulatory Approval for the Product in such jurisdiction; and (b) is sold in such jurisdiction by a Third Party that is not a sublicensee of Takeda or its Affiliates and did not purchase such product in a chain of distribution that included any of Takeda or its Affiliates or sublicensees. For purposes of this Section 1.35, “A/B Rated” means, for the U.S., “therapeutically equivalent” as determined by the FDA, applying the definition of “therapeutically equivalent” set forth in the preface to the then-current edition of the FDA publication “Approved Drug Products With Therapeutic Equivalence Evaluations” and, for outside the U.S., such equivalent determination by the applicable Regulatory Authority as is necessary to permit pharmacists or other individuals authorized to dispense pharmaceuticals under applicable Laws to substitute one product for another product in the absence of specific instruction from a physician or other authorized prescriber under applicable Laws.

1.36 “GCP” or “Good Clinical Practices” means the then-current standards, practices and procedures promulgated or endorsed by the FDA as set forth in the guidelines entitled “Guidance for Industry E6 Good Clinical Practice: Consolidated Guidance,” including related regulatory requirements imposed by the FDA and comparable regulatory standards, practices and procedures promulgated by the EMA or other Regulatory Authority applicable to the Territory, as they may be updated from time to time, including applicable quality guidelines promulgated under the ICH.

1.37 “GLP” or “Good Laboratory Practices” means the then-current good laboratory practice standards promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58, and comparable regulatory standards promulgated by the EMA or other Regulatory Authority applicable to the Territory, as they may be updated from time to time, including applicable quality guidelines promulgated under the ICH.

1.38 “GMP” or “Good Manufacturing Practices” means the then-current Good Manufacturing Practices required by the FDA, as set forth in the FD&C Act and the regulations promulgated thereunder, for the manufacture and testing of pharmaceutical materials, and comparable laws or regulations applicable to the manufacture and testing of pharmaceutical materials promulgated by other Regulatory Authorities, as they may be updated from time to time.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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1.39 “Governmental Authority” means any multi-national, federal, state, local, municipal, provincial or other governmental authority of any nature (including any governmental division, prefecture, subdivision, department, agency, bureau, branch, office, commission, council, court or other tribunal).

1.40 “ICH” means International Conference on Harmonisation.

1.41 “IND” means (a) an Investigational New Drug Application as defined in the FD&C Act and applicable regulations promulgated thereunder by the FDA, or (b) the equivalent application to the equivalent agency in any other regulatory jurisdiction, the filing of which is necessary to initiate or conduct clinical testing of a pharmaceutical product in humans in such jurisdiction.

1.42 “Indemnified Party” has the meaning set forth in Section 11.3.

1.43 “Indemnifying Party” has the meaning set forth in Section 11.3.

1.44 “Indication” means a separately defined, well-categorized class of human disease or condition for which a separate MAA (including any extensions or supplements) may be filed with a Regulatory Authority.

1.45 “Information” means any data, results, technology, business or financial information or information of any type whatsoever, in any tangible or intangible form, including know-how, trade secrets, practices, techniques, methods, processes, inventions, developments, specifications, formulations, formulae, materials or compositions of matter of any type or kind (patentable or otherwise), software, algorithms, marketing reports, expertise, technology, test data (including pharmacological, biological, chemical, biochemical, clinical test data and data resulting from non-clinical studies), CMC information, stability data and other study data and procedures.

1.46 “Initiation” of a Clinical Trial means the first dosing of the first subject in such Clinical Trial.

1.47 “ITI Indemnitees” has the meaning set forth in Section 11.2.

1.48 “ITI Know-How” means all Information, other than Excluded Information, Controlled by ITI or its Affiliates as of the Effective Date or during the Term (other than as a result of a license from Takeda) that is necessary or reasonably useful for the Development, manufacture or Commercialization of Compounds or Products in the Field. For clarity, ITI Know-How excludes Information contained within the ITI Patents, and the use of “Affiliate” in this definition shall exclude any Third Party that becomes an Affiliate after the Effective Date due to an acquisition by such Third Party or its Affiliate of ITI (that is, a parent company of ITI or an Affiliate of such parent company), subject to the terms of Section 15.5.

1.49 “ITI Patent” means any Patent (other than a Joint Patent or an Excluded Patent) that (a) is Controlled by ITI or its Affiliates as of the Effective Date or at any time during the Term (other than as a result of a license from Takeda), and (b) claims the composition of matter,

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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manufacture or use of one or more Compounds or Products or that would otherwise be infringed, absent a license, by the manufacture, use or sale of any Compound or Product. For clarity, the use of “Affiliate” in this definition shall exclude any Third Party that becomes an Affiliate after the Effective Date due to an acquisition by such Third Party or its Affiliate of ITI (that is, a parent company of ITI or an Affiliate of such parent company), subject to the terms of Section 15.5. The list of ITI Patents as of the Effective Date is attached hereto as Exhibit C-1. For clarity, the ITI Patents include the Sole Assigned Patents.

1.50 “ITI Prosecuted Patents” has the meaning set forth in Section 9.3(a)(i).

1.51 “ITI Technology” means the ITI Know-How, ITI Patents and ITI’s interest in the Joint Patents.

1.52 “Joint Assigned Patents” has the meaning set forth in Section 2.1(a)(i).

1.53 “Joint Inventions” has the meaning set forth in Section 9.1.

1.54 “Joint Patents” has the meaning set forth in Section 9.1.

1.55 “Joint Patent Committee” or “JPC” means the committee formed by the Parties in accordance with Section 3.4.

1.56 “Joint Research Committee” or “JRC” means the committee formed by the Parties in accordance with Section 3.3.

1.57 “Joint Steering Committee” or “JSC” means the committee formed by the Parties as described in Section 3.2.

1.58 “Laws” means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, domestic or foreign.

1.59 “Manufacture” means all activities related to the manufacturing of a pharmaceutical product, or any ingredient thereof, including test method development and stability testing, formulation, process development, manufacturing scale-up, manufacturing any Compound or Product in bulk or finished form for Development, manufacturing finished Product for Commercialization, packaging, in-process and finished Product testing, release of Product or any component or ingredient thereof, quality assurance activities related to manufacturing and release of Product, and regulatory activities related to any of the foregoing. “Manufacturing” has a correlative meaning.

1.60 “Manufacturing Cost” means (i) with respect to a Compound or Product that is Manufactured by a Third Party, the actual purchase price paid by a Party or its Affiliate to such Third Party for such Compound or Product, including a Party’s reasonable overhead and administrative expenses, and (ii) with respect to a Compound or Product that is Manufactured directly by a Party or its Affiliate, the cost of direct labor and direct materials, product testing costs incurred in connection with Manufacturing, start-up and on-going validation costs directly

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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associated with the Manufacture of the Product or Compound, facility costs including depreciation, and overhead, such calculation being based upon accepted industry standards and GAAP (as defined below).

1.61 “Marketing Authorization Application” or “MAA” means an application to the appropriate Regulatory Authority for approval to market a Product (but excluding Pricing Approval) in any particular jurisdiction, including an NDA in the U.S.

1.62 “MHLW” means the Japanese Ministry of Health, Labour and Welfare or any successor entity.

1.63 “NDA” means a New Drug Application, as defined in the FD&C Act, as amended, and applicable regulations promulgated thereunder by the FDA.

1.64 “Net Sales” means, with respect to any Product, the gross amounts invoiced and/or received by Takeda, its Affiliates and their respective sublicensees for sales of such Product to unaffiliated Third Parties, less the following deductions, to the extent reasonable and customary, provided to unaffiliated entities and actually allowed and taken with respect to such sales:

(a) reasonable cash, trade or quantity discounts, charge-back payments, and rebates actually granted to trade customers, managed health care organizations, pharmaceutical benefit managers, group purchasing organizations and national, state, or local government;

(b) credits, rebates or allowances actually allowed upon prompt payment or on account of claims, damaged goods, rejections or returns of such Product, including in connection with recalls, and the actual amount of any write-offs for bad debt (provided that an amount subsequently recovered will be treated as Net Sales);

(c) freight, postage, shipping, transportation and insurance charges, in each case actually allowed or paid for delivery of such Product; and

(d) taxes (other than income taxes), duties, tariffs, mandated contribution or other governmental charges levied on the sale of such Product, including VAT, excise taxes and sales taxes.

Notwithstanding the foregoing, amounts received or invoiced by Takeda, its Affiliates, or their respective sublicensees for the sale of such Product among Takeda, its Affiliates or their respective sublicensees for resale shall not be included in the computation of Net Sales hereunder. For purposes of determining Net Sales, a Product shall be deemed to be sold when invoiced. Net Sales shall be accounted for in accordance with standard Takeda practices for operation by Takeda, its Affiliates or sublicensees, as practiced in the relevant country in the Territory, but in any event in accordance with U.S. generally accepted accounting principles (“GAAP”), consistently applied in such country in the Territory. For clarity, a particular deduction may only be accounted for once in the calculation of Net Sales.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Takeda, its Affiliates, and their respective sublicensees will not sell any Product in combination with or as part of a bundle with other products, or offer packaged arrangements to customers that include a Product, in such a manner as to disproportionately discount the selling price of the Product as compared with the weighted-average discount applied to the other products, as a percent of the respective list prices (or if not available, a good faith estimate thereof) of such products and the Product prior to applying the discount.

In the case of any pharmaceutical composition, branded or generic, containing a Product in combination with any other clinically active ingredient(s) that is not a Product, whether packaged together or in the same therapeutic formulation, in any country, Net Sales for such combination product in such country shall be calculated as follows:

(i) If the Product and other clinically active ingredient(s) each are sold separately in such country, Net Sales will be calculated by multiplying the total Net Sales (as described above) of such combination product by the fraction A/(A+B), where A is the public or list price in such country of the Product sold separately in the same formulation and dosage, and B is the sum of the public or list price in such country of such other clinically active ingredient(s) sold separately in the same formulation and dosage, during the applicable calendar year.

(ii) If the Product is sold independently of the other clinically active ingredient(s) therein in such country, but the public or list price of such other clinically active ingredient(s) cannot be determined, Net Sales will be calculated by multiplying the total Net Sales (as described above) of such combination product by the fraction A/C, where A is the public or list price in such country of such Product sold independently and C is the public or list price in such country of the entire combination product.

(iii) If the other clinically active ingredient(s) are sold independently of the Product therein in such country, but the public or list price of such Product cannot be determined, Net Sales will be calculated by multiplying the total Net Sales (as described above) of such combination product by the fraction [1-B/C], where B is the public or list price in such country of such other clinically active ingredient(s) and C is the public or list price in such country of the entire combination product.

1.65 “Patents” means (a) pending patent applications, issued patents, utility models and designs; (b) reissues, substitutions, confirmations, registrations, validations, re-examinations, additions, continuations, continued prosecution applications, continuations-in-part, or divisions of or to any of the foregoing; and (c) extensions, renewals or restorations of any of the foregoing by existing or future extension, renewal or restoration mechanisms, including supplementary protection certificates or the equivalent thereof.

1.66 “Pharmacovigilance Agreement” has the meaning set forth in Section 5.5.

1.67 “Phase 1 Clinical Trial” means a Clinical Trial of a Product in the Field with the endpoint of determining initial tolerance, safety, pharmacokinetic or pharmacodynamic information in single dose, single ascending dose, multiple dose and/or multiple ascending dose regimens, which is prospectively designed to generate sufficient data (if successful) to commence a Phase 2 Clinical Trial of such Product, as further defined in 21 C.F.R. 312.21(a) for the U.S., as amended from time to time, or the corresponding foreign regulations.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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1.68 “Phase 2 Clinical Trial” means a Clinical Trial of a Product in the Field to determine initial efficacy and dose range and/or regimen finding before embarking on a Phase 3 Clinical Trial, as further defined in 21 C.F.R. 312.21(b) for the U.S., as amended from time to time, or the corresponding foreign regulations.

1.69 “Phase 3 Clinical Trial” means a pivotal Clinical Trial of a Product (whether or not denominated a “Phase 3” Clinical Trial under applicable regulations) in the Field with a defined dose or a set of defined doses of such Product designed to ascertain efficacy and safety of such Product for the purpose of enabling the preparation and submission of an MAA to the competent Regulatory Authorities in a country of the Territory, as further defined in 21 C.F.R. 312.21(c) for the U.S., as amended from time to time, or the corresponding foreign regulations.

1.70 “Phase 4 Clinical Trial” means a Clinical Trial of a Product conducted after Regulatory Approval of such Product has been obtained from an appropriate Regulatory Authority, which trial is (a) conducted voluntarily by a Party to enhance marketing or scientific knowledge of the Product, or (b) conducted due to a request or requirement of a Regulatory Authority.

1.71 “Pricing Approval” means such governmental approval, agreement, determination or decision establishing prices for a Product that can be charged and/or reimbursed in regulatory jurisdictions where the applicable Governmental Authorities approve or determine the price and/or reimbursement of pharmaceutical products.

1.72 “Product” means any pharmaceutical product, including all forms, presentations, doses and formulations, containing a Compound alone or in combination with other therapeutically active ingredients.

1.73 “Product Infringement” has the meaning set forth in Section 9.4(a).

1.74 “Product Marks” has the meaning set forth in Section 9.11.

1.75 “Regulatory Approval” means all approvals, including Pricing Approvals if applicable, necessary for the commercial sale of a Product in the Field in a given country or regulatory jurisdiction.

1.76 “Regulatory Authority” means, in a particular country or jurisdiction, any applicable Governmental Authority involved in granting Regulatory Approval in such country or jurisdiction.

1.77 “Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights conferred by any Governmental Authority with respect to a Product in a country or jurisdiction in the Territory, other than a Patent right, including orphan drug exclusivity, pediatric exclusivity, rights conferred in the U.S. under the Hatch-Waxman Act or the FDA Modernization Act of 1997, in the EU under Directive 2001/83/EC, or rights similar thereto in other countries or regulatory jurisdictions in the Territory.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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1.78 “Regulatory Materials” means regulatory applications, submissions, notifications, communications, correspondence, registrations, Regulatory Approvals and/or other filings made to, received from or otherwise conducted with a Regulatory Authority in order to Develop, manufacture, market, sell or otherwise Commercialize a Product in a particular country or jurisdiction.

1.79 “Remedial Action” has the meaning set forth in Section 5.6.

1.80 “Research Plan” has the meaning set forth in Section 4.2(a).

1.81 “Research Program” has the meaning set forth in Section 4.2(a).

1.82 “Research Term” has the meaning set forth in Section 4.2(d).

1.83 “Royalty Term” has the meaning set forth in Section 8.5(b).

1.84 “Schizophrenia” means schizophrenia as recognized in the DSM-IV-TR.

1.85 “Selected Compound” has the meaning set forth in Section 2.1(a)(ii).

1.86 “Sole Assigned Patents” has the meaning set forth in Section 2.1(a)(i).

1.87 “Sole Inventions” has the meaning set forth in Section 9.1.

1.88 “Takeda Indemnitees” has the meaning set forth in Section 11.1.

1.89 “Takeda Know-How” means all Information Controlled by Takeda or its Affiliates as of the Effective Date or during the Term (other than as a result of a license from ITI) that is necessary or reasonably useful for the Development, Manufacture or Commercialization of Compounds or Products in the Field. For clarity, Takeda Know-How excludes Information contained within the Takeda Patents, and the use of “Affiliate” in this definition shall exclude any Third Party that becomes an Affiliate after the Effective Date due to an acquisition by such Third Party or its Affiliate of Takeda (that is, a parent company of Takeda or an Affiliate of such parent company), subject to the terms of Section 15.5.

1.90 “Takeda Patent” means any Patent (other than a Joint Patent) that (a) is Controlled by Takeda or its Affiliates as of the Effective Date or at any time during the Term (other than as a result of a license or assignment from ITI), and (b) claims the composition of matter, manufacture or use of one or more Compounds or Products or that would otherwise be infringed, absent a license, by the manufacture, use or sale of any Compound or Product. For clarity, the use of “Affiliate” in this definition shall exclude any Third Party that becomes an Affiliate after the Effective Date due to an acquisition by such Third Party or its Affiliate of Takeda (that is, a parent company of Takeda or an Affiliate of such parent company), subject to the terms of Section 15.5. For clarity, the Takeda Patents do not include any Assigned Patents.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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1.91 “Takeda Prosecuted Patents” has the meaning set forth in Section 9.3(b)(i).

1.92 “Takeda Sublicense Agreement” has the meaning set forth in Section 2.1(d)(ii).

1.93 “Takeda Technology” means the Takeda Know-How, Takeda Patents and Takeda’s interest in the Joint Patents.

1.94 “Takeda Withholding Tax Action” has the meaning set forth in Section 8.10(c).

1.95 “Term” has the meaning set forth in Section 13.1.

1.96 “Territory” means all countries of the world.

1.97 “Third Party” means any entity other than ITI or Takeda or an Affiliate of either of them.

1.98 “U.S.” means the United States of America, including all possessions and territories thereof.

1.99 “Valid Claim” means a claim of an issued and unexpired patent (as may be extended through supplementary protection certificate or patent term extension or the like) included within the ITI Patents (including the Sole Assigned Patents) or Joint Patents (including the Joint Assigned Patents), to the extent such claim has not been revoked, held invalid or unenforceable by a patent office, court or other governmental agency of competent jurisdiction in a final and non-appealable judgment (or judgment from which no appeal was taken within the allowable time period) and which claim has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise.

1.100 “Variants” has the meaning set forth in Section 1.13.

ARTICLE 2

ASSIGNMENT / LICENSES

2.1 Assignments and Licenses to Takeda under ITI Technology.

(a) Assignments to Takeda.

(i) Subject to the terms and conditions of this Agreement, ITI hereby assigns to Takeda all of its right, title and interest in and to each ITI Patent existing as of the Effective Date that is solely owned by ITI and that claims ITI-214 or a Variant thereof (the “Sole Assigned Patents”). The Sole Assigned Patents as of the Effective Date are listed on Exhibit D. Upon ITI’s receipt of the upfront and research funding payment from Takeda under Section 8.1, ITI shall execute and deliver to Takeda all documents necessary to perfect the assignment of the Sole Assigned Patents to Takeda. As of the Effective Date, ITI is preparing a patent application directed to a [***], and upon filing such patent application, and any other ITI Patent or Joint Patent that claims ITI-214 or a Variant thereof, ITI shall assign to Takeda all of its right, title and interest in and to each such patent application (including all foreign equivalents thereof).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Following such assignment, the applicable Patents shall be considered Sole Assigned Patents, if previously ITI Patents, or “Joint Assigned Patents” if previously Joint Patents, and the Sole Assigned Patents and Joint Assigned Patents shall be collectively referred to as the “Assigned Patents”. Takeda shall be responsible, at its expense, for recording all such assignments, and ITI shall reasonably cooperate, at ITI’s expense, with Takeda’s efforts to do so. All such recordations shall accurately reflect all of ITI’s rights with respect to such Assigned Patents.

(ii) If Takeda notifies ITI in writing during the course of the Research Program, or pursuant to Section 2.5(b), that Takeda has selected a Back-Up Compound as a candidate for Development in any country of the Territory (each, a “Selected Compound”), then ITI shall promptly assign to Takeda all of its right, title and interest in and to each then-existing ITI Patent solely owned by ITI and/or its Affiliates and each Joint Patent, each as specified in Takeda’s notice, that claims the Selected Compound or a Variant thereof. Following such assignment, the applicable Patents shall be considered Sole Assigned Patents, if previously ITI Patents, or Joint Assigned Patents if previously Joint Patents. ITI shall execute and deliver to Takeda all documents necessary to perfect the assignment of such Assigned Patents to Takeda within a reasonable period of time after such assignment. Takeda shall be responsible, at its expense, for recording all such assignments, and ITI shall reasonably cooperate, at Takeda’s expense, with Takeda’s efforts to do so. All such recordations shall accurately reflect all of ITI’s rights with respect to the Assigned Patents.

(iii) Notwithstanding the assignment described in this Section 2.1(a), the Assigned Patents shall be included in and treated as a part of the ITI Patents or Joint Patents under this Agreement, as applicable, and such assignment shall in no way alter Takeda’s royalty obligations to ITI under Article 8 or ITI’s rights under Sections 9.3(a) and 9.8 to prepare, file, prosecute, maintain and defend the Sole Assigned Patents as ITI Patents. Except as provided in the last sentence of Section 9.1: (A) Takeda shall not practice the Assigned Patents outside of the scope of the licenses granted to Takeda in Section 2.1(b), (B) Takeda shall have the right to grant licenses under the Assigned Patents only in accordance with its sublicensing rights under Section 2.1(d), (C) Takeda shall not encumber the Assigned Patents or assign the Assigned Patents to any Affiliate or Third Party, and (D) Takeda shall not practice the Assigned Patents beyond the scope of the uses permitted under the licenses granted in Section 2.1(b).

(iv) For any Assigned Patents that cease to claim the applicable Compounds (ITI-214 or a Selected Compound) at any time during the Term by virtue of an amendment of the claims, Takeda shall assign, and hereby does assign effective as of the date that (x) ITI notifies Takeda in writing that such Patent should no longer be an Assigned Patent and (y) Takeda approves such assignment in writing (such approval not to be withheld by Takeda without cause; and provided that Takeda’s failure to respond within [***] ([***]) [***] of receipt of ITI’s notice shall be deemed an approval), to ITI Takeda’s entire right, title and interest in and to each such Sole Assigned Patent, and one-half of its right, title and interest in and to each such Joint Assigned Patent, and Takeda appoints, effective as of the date of such approval by Takeda, ITI as its attorney in fact solely to make such re-assignments and authorizes ITI to make such re-assignments. In each case, Takeda shall execute and deliver to ITI a deed(s) of such assignment, in a mutually agreeable form, within [***] ([***]) [***] after the date of approval. ITI shall be responsible for recording all such assignments, and Takeda and its

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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successors and assigns shall (A) reasonably cooperate with ITI’s efforts to do so, including satisfying the assignment and recording requirements of relevant patent offices, and (B) reimburse ITI for all reasonable expenses incurred by ITI in connection with this Section 2.1(a)(iv). In addition, Takeda hereby grants ITI an exclusive, fully sublicensable license under its interest in each such Sole Assigned Patent and a non-exclusive, fully sublicensable license under its interest in each such Joint Assigned Patent during the period from the date such Patent ceased to claim the applicable Compound until such Patent is actually re-assigned to ITI.

(b) Licenses to Takeda. Subject to the terms and conditions of this Agreement, ITI hereby grants Takeda an exclusive (even as to ITI except as provided in Section 2.1(c) below), royalty-bearing license, with the right to sublicense solely as provided in Section 2.1(d), under the ITI Technology (including the Assigned Patents until such Assigned Patents are assigned to Takeda), to research, Develop, make, have made, use, sell, offer for sale, import and otherwise Manufacture or Commercialize Compounds and Products in the Field in the Territory.

(c) ITI Retained Rights. Notwithstanding the rights assigned or granted to Takeda in Sections 2.1(a) and 2.1(b) and without limiting the generality of Section 2.4, ITI retains the following: (i) the right to practice the ITI Technology in the Territory to exercise its rights or to fulfill its obligations under this Agreement, including the Manufacturing, Development and co-promotion of Compounds and Products; and (ii) the right to practice and license the ITI Technology (including the Assigned Patents licensed to ITI under Section 2.2(b)) only outside the scope of the license granted to Takeda in Section 2.1(b). For clarity, each Party may use and provide to Third Parties Compound(s) as a Reagent but only in its respective field (in the case of Takeda, in the Field, and in the case of ITI, outside the Field), including the research, development, manufacture and sale of Products in such respective field as permitted under this Agreement. For the avoidance of doubt, ITI shall not transfer, provide or sell Compounds to a Third Party as a Reagent except in connection with the research, development, manufacture or sale of an animal health or diagnostic product. As used herein, “Reagent” means a Compound in pure form and not packaged or formulated for use as a diagnostic or therapeutic product.

(d) License/Sublicense Rights.

(i) Subject to the terms and conditions of this Agreement, Takeda shall have the right to grant a license under the Assigned Patents, and a sublicense of the license granted in Section 2.1(b), to its Affiliates or Third Parties. Takeda shall remain primarily responsible for all of its licensees’ and sublicensees’ activities and any and all failures by its licensees and sublicensees to comply with the applicable terms of this Agreement.

(ii) Takeda shall, within [***] ([***]) [***] after granting any license or sublicense of the right to Commercialize the Products under Section 2.1(b) above, notify ITI of the grant of such license or sublicense, summarizing the license scope and territory (each agreement granting such license or sublicense, a “Takeda Sublicense Agreement”). Each Takeda Sublicense Agreement shall be consistent with the terms and conditions of this Agreement and shall provide that the sublicensee shall be bound by and subject to all applicable terms and conditions of this Agreement in the same manner and to the same extent as Takeda is

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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bound thereby. Takeda shall use Commercially Reasonable Efforts to include provisions in each Takeda Sublicense Agreement providing that Takeda and ITI shall have the same rights, ownership and/or licenses to all inventions and Information (including all data, know-how, inventions, Regulatory Materials and Regulatory Approvals) generated by such sublicensee to the same extent as if such invention or Information was generated by Takeda, which rights, ownership and/or licenses shall survive the termination of the Takeda Sublicense Agreement. If, despite using Commercially Reasonable Efforts, Takeda is not able to include such provisions in any Takeda Sublicense Agreement, Takeda shall be released from further obligation under the preceding sentence with respect to such Sublicense Agreement, but prior to Takeda’s execution of such agreement, Takeda will use good faith efforts to discuss with ITI whether there is a solution reasonably acceptable to both Parties.

(e) Future Third Party Licenses. The ITI Technology licensed to Takeda in Section 2.1(b) will include Patents or Information licensed to ITI by a Third Party after the Effective Date only if the following procedure is complied with:

(i) ITI discloses to Takeda for review, reasonably in advance of ITI’s anticipated entry into the applicable agreement between ITI and such Third Party, the substantive terms of such license agreement (which ITI hereby covenants to do), at least to the extent Takeda can reasonably understand the contents of the applicable Patents and Information, the scope of the license and the financial terms thereof; provided that upon Takeda’s reasonable request, Takeda may participate in ITI’s negotiation with the Third Party, provided that ITI shall have the sole right to agree to any terms with such Third Party (which terms will bind Takeda only if agreed by Takeda in accordance with sub-section (ii) below), or Takeda may negotiate a direct license with the Third Party; and

(ii) Takeda provides ITI with written notice, prior to ITI’s entry into such license agreement, in which (A) Takeda assumes all payment obligations under such license agreement to the extent arising out of the use, Development, Manufacture or Commercialization of any Compound or Product by or on behalf of Takeda, as well as all other obligations of such license agreement that are applicable to sublicensees, and (B) Takeda acknowledges in writing that its sublicense under such license agreement is subject to the terms and conditions of such license agreement. For the avoidance of doubt, if only such Third Party’s Patents cover a particular Product in a country, and the remaining ITI Patents and the Joint Patents do not cover such Product in such country, then the royalty term under Section 8.5(b)(i) shall not be extended on account of such Third Party’s Patents.

Any applicable Patents and Information for which the above conditions are not met shall be deemed “Excluded Patents” and “Excluded Information,” respectively.

(f) Additional Patents. The Parties acknowledge that as of the Effective Date, ITI has an exclusive license under the Patents set forth on Exhibit C-2 and that such Patents are not included in the ITI Patents. ITI covenants that during the Term, ITI shall not grant any Third Party a license under such Patents to research, Develop, make, have made, use, sell, offer for sale, import and otherwise Manufacture or Commercialize Compounds and Products in the Field in the Territory. If Takeda determines that a license under any of such

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Patents would be necessary for Takeda to practice the licenses granted to Takeda in Section 2.1(b), then Takeda shall notify ITI, and ITI shall grant Takeda a sublicense under its license to the applicable Patents, and such sublicense would be considered a future Third Party license subject to the terms of Section 2.1(e).

2.2 Licenses to ITI.

(a) License to ITI under Takeda Technology. Subject to the terms and conditions of this Agreement, Takeda hereby grants to ITI a non-exclusive, fully-paid, royalty-free license, without the right to grant sublicenses (except to Affiliates and subcontractors upon written notice to Takeda, as permitted under Section 4.9), under the Takeda Technology (except for the Takeda Technology licensed by a Third Party) during the Term, for the sole purpose of conducting any and all activities assigned to ITI under the Research Plan, the Development Plan or the Commercialization Plans.

(b) License to ITI under Assigned Patents. Takeda hereby grants to ITI a fully-paid, royalty-free, perpetual, irrevocable, worldwide license, with the right to grant sublicenses through multiple tiers, under the Assigned Patents, for any and all purposes outside the scope of the license granted to Takeda under Section 2.1(b). Such license shall be exclusive for the Sole Assigned Patents and non-exclusive for the Joint Assigned Patents.

2.3 Negative Covenant. Takeda covenants that it will not, and will not permit any of its Affiliates or sublicensees to, use or practice any ITI Technology outside the scope of the license granted to it under Section 2.1(b). ITI covenants that it will not, and will not permit any of its Affiliates or sublicensees to, use or practice any Takeda Technology outside the scope of the license granted to it under Section 2.2.

2.4 No Implied Licenses. Except as explicitly set forth in this Agreement, neither Party shall be deemed by estoppel or implication to have granted the other Party any license or other right to any intellectual property of such Party.

2.5 Exclusivity.

(a) [***] hereby covenants that [***] (i) [***]; and (ii) [***].

(b) [***].

(c) In the event of any Change of Control of ITI (or successor entity thereto, applying the definition of Change of Control to such successor in place of ITI), Section 2.5(a) and (b) shall not apply or otherwise restrict the activities of the Acquiror of ITI or its Affiliates (except for ITI to the extent ITI survives such acquisition as a separate entity) with respect to any product owned or controlled by such Acquiror or its Affiliates (other than ITI) prior to or as of the date of such Change of Control or thereafter if such product does not use any ITI Know-How or is not claimed by any ITI Patent.

(d) If Takeda, during the Term, acquires or is acquired by a Third Party, and such transaction would result in Takeda breaching the terms of Section 2.5(a), then Takeda shall

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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elect one of the following by written notice to ITI within [***] ([***]) [***] after the closing of the transaction, in which case Takeda will be deemed not to be in breach of Section 2.5(a): (i) [***], (ii) [***], or (iii) [***].

ARTICLE 3

GOVERNANCE

3.1 Alliance Managers. Within [***] ([***]) [***] after the Effective Date, each Party shall appoint and notify the other Party of the identity of a representative having the appropriate qualifications, including a general understanding of pharmaceutical development and commercialization issues, to act as its alliance manager under this Agreement (the “Alliance Manager”). The Alliance Managers will serve as the primary contact points between the Parties for the purpose of providing each Party with information on the progress of the Parties’ research, Development and Commercialization of Compounds and Products. The Alliance Managers will also be primarily responsible for facilitating the flow of information and otherwise promoting communication, coordination and collaboration between the Parties. Each Party may replace its Alliance Manager at any time upon written notice to the other Party.

3.2 Joint Steering Committee.

(a) Formation and Role. Within [***] ([***]) [***] after the Effective Date, the Parties shall establish a joint steering committee (the “Joint Steering Committee” or “JSC”) for the overall coordination and oversight of the Parties’ activities under this Agreement. The role of the JSC shall be high-level, strategic oversight and discussion of the Parties’ activities, in particular with respect to the Development and co-promotion of Products for and in the U.S. and, to the extent related to Development of Products for the U.S., Development of Products for that part of the EU subject to the jurisdiction of EMA (it being understood that such Development for the EU is anticipated to be closely tied to Development for the U.S.). For that purpose and to the extent reasonably necessary, the JSC will:

(i) coordinate the activities of the Parties under this Agreement, including facilitating communications and discussion between the Parties with respect to the research under the Research Program, Development of Products for the U.S. and EU, and Commercialization of Products for the U.S. if ITI exercises a Co-Promotion Option under Section 6.4;

(ii) review, discuss and approve the Development Plan and any proposed amendments or revisions to such plan;

(iii) review and fully discuss the research of Back-Up Compounds, the Development of Products for the U.S. and EU, and the Commercialization of Products in such regions, and any other ongoing activities;

(iv) select Back-Up Compounds for further Development;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(v) coordinate the Product manufacturing and supply activities of the Parties, including the transition of manufacturing responsibilities from ITI to Takeda pursuant to Section 7.4;

(vi) review and discuss the draft Commercialization Plan for each Co-Promotion Product;

(vii) review, discuss and coordinate the Commercialization activities of ITI and Takeda with respect to Co-Promotion Products, including pre-launch and post-launch activities and any co-promotion activities by the Parties;

(viii) resolve disputes arising from the JRC or JPC; and

(ix) perform such other functions as appropriate to further the purposes of this Agreement, as expressly set forth in this Agreement or as determined by the Parties in writing.

The JSC shall have only the powers expressly assigned to it in this Section 3.2 and elsewhere in this Agreement, and shall have no power to amend, modify, or waive compliance with this Agreement. For clarity, the JSC shall not have the power to make any tactical or day-to-day operational decisions with respect to either Party’s activities under this Agreement, and each Party shall have the right to make such decisions with respect to its own activities, reasonably and subject to the terms and conditions of this Agreement.

(b) Members. Each Party shall initially appoint [***] ([***]) [***] to the JSC, each of whom will be an officer or employee of the applicable Party having sufficient seniority within such Party to make decisions arising within the scope of the JSC’s responsibilities. The JSC may change its size from time to time by mutual consent of its members, and each Party may replace its representatives at any time upon written notice to the other Party. The JSC shall have a chairperson, who shall be selected alternately, on an annual basis, by ITI or Takeda. The initial chairperson shall be selected by ITI. The role of the chairperson shall be to convene and preside at the meetings of the JSC and to ensure the preparation of meeting minutes, but the chairperson shall have no additional powers or rights beyond those held by other JSC representatives.

(c) Meetings. The JSC shall meet at least [***] ([***]) [***] per calendar quarter until the First Commercial Sale of the Product in the U.S. and at least [***] ([***]) [***] per calendar year thereafter, unless the Parties mutually agree in writing to a different frequency for such meetings. Either Party may also call a special meeting of the JSC (by videoconference or teleconference) by at least [***] ([***]) [***] prior written notice to the other Party in the event such Party reasonably believes that a significant matter must be addressed prior to the next regularly scheduled meeting, and such Party shall provide the JSC no later than [***] ([***]) [***] [***] prior to the special meeting with materials reasonably adequate to enable an informed decision. No later than [***] ([***]) [***] prior to any meeting of the JSC, the chairperson of the JSC shall prepare and circulate an agenda for such meeting; provided, however, that either Party may propose additional topics to be included on such agenda, either prior to or in the course of

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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such meeting. The JSC may meet in person, by videoconference or by teleconference, provided however, during the Research Term at least [***] ([***]) [***] per calendar year shall be in person unless the Parties mutually agree in writing to waive such requirement in lieu of a videoconference or teleconference. In-person JSC meetings shall be held at locations in the U.S. alternately selected by ITI and by Takeda. Each Party shall bear the expense of its respective JSC members’ participation in JSC meetings. Meetings of the JSC shall be effective only if at least [***] ([***]) [***] of each Party is present or participating in such meeting. The chairperson of the JSC shall be responsible for preparing reasonably detailed written minutes of all JSC meetings that reflect, without limitation, all material decisions made at such meetings. The JSC chairperson shall send draft meeting minutes to each member of the JSC for review and approval within [***] ([***]) [***] after each JSC meeting. Such minutes shall be deemed approved unless one or more members of the JSC objects to the accuracy of such minutes within [***] ([***]) [***] of receipt.

(d) Decision Making. The JSC shall act by consensus. The representatives from each Party will have, collectively, one (1) vote on behalf of that Party. The JSC shall strive to seek consensus in its actions and decision making process. If after reasonable discussion and good faith consideration of each Party’s view on a particular matter before the JSC, the JSC is still unable after a period of [***] ([***]) [***] to reach a unanimous decision on such matter, then either Party may refer such matter to the Parties’ Executive Officers for attempted resolution by good faith resolution within [***] ([***]) [***] after such matter has been referred to the Executive Officers; provided, however, that the Parties acknowledge and agree that (i) the purpose of the JSC is to facilitate the efficient Development of Products primarily for the U.S. and (ii) if either Party reasonably believes and provides such belief that such [***] ([***]) [***] or [***] ([***]) [***] delay would hinder or delay any Development activities under the Development Plan or that have been committed to a Regulatory Authority by a particular date, then the Parties shall reduce such time periods as reasonably necessary to prevent such hindrance or delay. If the Executive Officers are not able to resolve such matter within such [***] ([***]) [***] period or the reduced period, then the Takeda Executive Officer shall have the right to decide such matter; provided, however, that:

(i) no amendment to the Research Plan that materially changes the nature or scope of each item or task assigned to ITI under Figure 1 of the Initial Research Plan, or three (3) year time period of the Research Term, may be adopted or approved without the prior written consent of ITI, not to be unreasonably withheld or delayed; and

(ii) with respect to the content of the Development Plan, the Takeda Executive Officer shall not make any determination that would materially change the nature or scope of ITI’s responsibilities explicitly assigned to ITI as provided thereunder without ITI’s prior written consent, not to be unreasonably withheld or delayed.

Notwithstanding the foregoing, with respect to disputes arising from the JPC (as defined in Section 3.4) and referred to the JSC for resolution, the JSC’s decision will be non-binding and advisory only, and will not be subject to escalation to the Executive Officers. All disputes with respect to matters under the purview of the JPC shall be resolved in accordance with the terms of Article 9 and, if necessary, Section 14.3.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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3.3 Joint Research Committee.

(a) Formation and Role. Within [***] ([***]) [***] after the Effective Date, the Parties shall establish a joint research committee (the “Joint Research Committee” or “JRC”). The JRC shall exist during the Research Term only and shall have overall responsibility for the performance of the Research Program and implementation of the Research Plan, and shall establish priorities and schedules for research activities with respect to Compounds (including Back-Up Compounds), consistent with the applicable target product profile approved by the JSC. The JRC shall review, discuss and approve the Research Plan and any proposed amendments thereto.

(b) Members. Each Party shall initially appoint [***] ([***]) [***] to the JRC, each of whom will be an employee of the applicable Party having sufficient seniority within such Party to make decisions arising within the scope of the JRC’s responsibilities. The JRC may change its size from time to time by mutual consent of its members, and each Party may replace its representatives at any time upon written notice to the other Party. The JRC shall have a chairperson, who shall be selected alternately, on an annual basis, by ITI or Takeda. The initial chairperson shall be selected by ITI. The role of the chairperson shall be to convene and preside at the meetings of the JRC and to ensure the preparation of meeting minutes, but the chairperson shall have no additional powers or rights beyond those held by other JRC representatives.

(c) Meetings. The JRC shall meet at least [***] ([***]) [***] per calendar quarter during the Research Term unless the Parties mutually agree in writing to a different frequency for such meetings. Either Party may also call a special meeting of the JRC (by videoconference or teleconference) by at least [***] ([***]) [***] prior written notice to the other Party in the event such Party reasonably believes that a significant matter must be addressed prior to the next regularly scheduled meeting, and such Party shall provide the JRC no later than [***] ([***]) [***] prior to the special meeting with materials reasonably adequate to enable an informed decision. No later than [***] ([***]) [***] prior to any meeting of the JRC, the chairperson of the JRC shall prepare and circulate an agenda for such meeting; provided, however, that either Party may propose additional topics to be included on such agenda, either prior to or in the course of such meeting. The JRC may meet in person, by videoconference or by teleconference. In-person JRC meetings shall be held at locations in the U.S. alternately selected by ITI and by Takeda. Each Party shall bear the expense of its respective JRC members’ participation in JRC meetings. Meetings of the JRC shall be effective only if at least [***] ([***]) [***] of each Party is present or participating in such meeting. The chairperson of the JRC shall be responsible for preparing reasonably detailed written minutes of all JRC meetings that reflect, without limitation, all material decisions made at such meetings. The JRC chairperson shall send draft meeting minutes to each member of the JRC for review and approval within [***] ([***]) [***] after each JRC meeting. Such minutes shall be deemed approved unless one or more members of the JRC objects to the accuracy of such minutes within [***] ([***]) [***] of receipt.

(d) Decision Making. The JRC shall act by consensus. The representatives from each Party will have, collectively, one (1) vote on behalf of that Party. The JRC shall strive to seek consensus in its actions and decision making process. If after reasonable discussion and

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

20.

good faith consideration of each Party’s view on a particular matter before the JRC, the JRC is still unable after a period of [***] ([***]) [***] to reach a unanimous decision on such matter, then the Parties shall refer such matter to the JSC for resolution; provided, however, that the Parties acknowledge and agree that (i) the purpose of the JRC is to facilitate the efficient research of Compounds and (ii) if either Party reasonably believes and provides such belief that such [***] ([***]) [***] delay would hinder or delay any activities under the Research Plan, then the Parties shall reduce such time period as reasonably necessary to prevent such hindrance or delay.

3.4 Joint Patent Committee.

(a) Formation and Role. Within [***] ([***]) [***] after the Effective Date, the Parties will establish and convene a joint patent committee (the “Joint Patent Committee” or “JPC”) for the overall coordination and oversight of the strategy for the preparation, filing, prosecution and maintenance of the ITI Prosecuted Patents and Joint Patents. The JPC’s role shall be advisory only, and all decisions with respect to the preparation, filing, prosecution and maintenance of the ITI Prosecuted Patents and Joint Patents shall be in accordance with the terms of Article 9.

(b) Members. Each Party shall initially appoint [***] ([***]) [***] to the JPC, at least one (1) of whom will be an officer or employee of the applicable Party having sufficient seniority within such Party to make decisions arising within the scope of the JPC’s responsibilities. Each Party may replace its representatives at any time upon written notice to the other Party. The JPC shall have a chairperson, who shall be selected alternately, on an annual basis, by ITI or Takeda. The initial chairperson shall be selected by ITI. The role of the chairperson shall be to convene and preside at the meetings of the JPC and to ensure the preparation of meeting minutes, but the chairperson shall have no additional powers or rights beyond those held by other JPC representatives.

(c) Meetings. The JPC shall meet at least [***] ([***]) [***] per calendar quarter during the Research Term unless the Parties mutually agree in writing to a different frequency for such meetings. During the Term, either Party may also call a special meeting of the JPC (by videoconference or teleconference) by at least [***] ([***]) [***] prior written notice to the other Party in the event such Party reasonably believes that a significant matter must be addressed prior to the next regularly scheduled meeting, and such Party shall provide the JPC no later than [***] ([***]) [***] prior to the special meeting with materials reasonably adequate to enable an informed decision. No later than [***] ([***]) [***] prior to any meeting of the JPC, the chairperson of the JPC shall prepare and circulate an agenda for such meeting; provided, however, that either Party may propose additional topics to be included on such agenda, either prior to or in the course of such meeting. The JPC may meet in person, by videoconference or by teleconference. In-person JPC meetings shall be held at locations in the U.S. alternately selected by ITI and by Takeda. Each Party shall bear the expense of its respective JPC members’ participation in JPC meetings. Meetings of the JPC shall be effective only if at least one (1) representative of each Party is present or participating in such meeting. The chairperson of the JPC shall be responsible for preparing reasonably detailed written minutes of all JPC meetings that reflect, without limitation, all material matters discussed at such meetings. The JPC chairperson shall send draft meeting minutes to each member of the JPC for review and approval

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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within [***] ([***]) [***] after each JPC meeting. Such minutes shall be deemed approved unless one or more members of the JPC objects to the accuracy of such minutes within [***] ([***]) [***] of receipt.

(d) JPC Decisions and Actions. The JPC shall act by consensus. The representatives from each Party will have, collectively, one (1) vote on behalf of that Party. The JPC shall strive to seek consensus in its actions and decision making process. If after reasonable discussion and good faith consideration of each Party’s view on a particular matter before the JPC, the JPC is still unable after a period of [***] ([***]) [***] to reach a unanimous decision on such matter, then the matter shall be referred to the JSC for resolution; provided that in any event, the JPC’s decisions and any resolution by the JSC of disputes arising from the JPC shall be advisory only; further provided, however, that the Parties acknowledge and agree that (i) the purpose of the JPC is to facilitate the prosecution of ITI Prosecuted Patents and Joint Patents in a manner that maximizes the scope of protection afforded the Compounds and Products and (ii) if either Party reasonably believes and provides such belief that such [***] ([***]) [***] delay would adversely affect the Parties’ rights under any such Patents, then the Parties shall reduce such time period as reasonably necessary to prevent such adverse effect.

3.5 Discontinuation of Participation in a Committee. At any time and for any reason, either Party shall have the right to withdraw from participation in the JSC, JRC or JPC (each, a “Committee”) upon written notice to the other Party, which notice shall be effective immediately upon receipt. Following such withdrawal and subject to this Section 3.5, the applicable Committee shall be disbanded and all decisions expressly delegated to such Committee shall be made by a representative of the Parties subject to the applicable escalation procedures in Sections 3.2(d), 3.3(d) and 3.4(d). For clarity, the withdrawal by a Party under this Section 3.5 shall only limit such Party’s rights and obligations under this Article 3 with respect to participation and decision-making in the applicable Committee.

ARTICLE 4

RESEARCH AND DEVELOPMENT

4.1 Overview. The Parties desire and intend to collaborate with respect to the research of Compounds in the Field and the Development of Products in the Field, under the direction of the JRC and JSC, and pursuant to a Research Plan and a Development Plan, respectively.

4.2 Research Program.

(a) General. ITI shall undertake a defined program to identify and characterize Back-Up Compounds in the Field using appropriate professional researchers and technicians, and pursuant to a comprehensive written research plan (the “Research Plan”) and the terms of this Section 4.2 (such program, the “Research Program”). In addition, Takeda may conduct activities under the Research Plan in its discretion and at its expense and shall undertake those activities allocated to Takeda under the Initial Research Plan (defined below). In the event of any inconsistency between the Research Plan and this Agreement, the terms of this Agreement shall prevail.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(b) Initial Research Plan and Amendments. The Parties have agreed to the initial Research Plan, a copy of which is attached hereto as Exhibit E (the “Initial Research Plan”). Each Party shall reasonably consider the other Party’s suggested amendments to the Research Plan. From time to time during the Research Term (at least on an annual basis), the JRC shall prepare amendments, as appropriate, to the then-current Research Plan, which amendments shall be approved and adopted by the JRC (or JSC, if applicable, in accordance with Section 3.2(d)(i)). Such amendments shall reflect any agreed changes, re-prioritization of studies within, reallocation of resources with respect to, or additions to the Research Program. Once approved by the JRC (or, if applicable, JSC), each updated or amended Research Plan shall become effective and supersede the previous Research Plan as of the date of such approval or at such other time as decided by the JRC. The JRC shall record each Back-Up Compound identified in the Research Program in the minutes for the meeting immediately following the identification of such Back-Up Compound.

(c) Performance; Diligence. ITI shall use Commercially Reasonably Efforts to conduct the Research Program in accordance with the then-current Research Plan and in a timely and effective manner using its competent researchers and technicians. ITI shall be solely responsible (using a portion of the upfront payment made by Takeda under Section 8.1) for all costs and expenses incurred by ITI to conduct items 1-5 (excluding 5a), 6, 7 and 8 (excluding 8a and 8b) as described on Figure 1 of the Initial Research Plan. If Takeda either (i) requests an amendment to the Research Plan that would increase the costs to ITI to conduct the Research Program, and if the Research Plan is so amended in accordance with the decision making procedures of Article 3, or (ii) requests that ITI perform any activity described on the Initial Research Plan other than noted in the immediately prior sentence), then Takeda shall be solely responsible for all reasonable additional costs and expenses of ITI resulting from such amendment or request and the performance by ITI of such activities. Takeda shall pay such costs as it does ITI’s Development costs pursuant to Sections 4.5 and 8.2.

(d) Research Term. The Research Program has an initial term of [***] ([***]) [***] commencing on the Effective Date (the “Research Term”).

4.3 Development Program.

(a) General. Takeda agrees to undertake a collaborative program to conduct nonclinical Development of Compounds and clinical Development of Products in the Field in accordance with the terms of this Section 4.3 (such program, the “Development Program”). The Parties shall conduct such collaborative Development pursuant to a comprehensive written Development plan (the “Development Plan”). Such Development Plan shall include a detailed plan for all nonclinical and clinical Development activities conducted by the Parties and anticipated under the Development Program (including all Development activities that are necessary for Regulatory Approval in the U.S. for at least one Indication (and in the EU and Japan if the data obtained through such Japan or EU-related activities is applicable to the Development and/or co-promotion for the U.S., including if such relevant Japan or EU-related Development activities are conducted earlier than such activities would be conducted for the U.S., or if ITI conducts any preclinical activities for EU Development)), regulatory strategy and activities, and the timeline regarding such activities. In the event of any inconsistency between the Development Plan and this Agreement, the terms of this Agreement shall prevail.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(b) Initial Development Plan and Amendments. The Parties have agreed on the initial Development Plan for ITI-214, a copy of which is attached hereto as Exhibit F. From time to time during the Research Term and the Development of Products for the U.S. and EU (at least on an annual basis), the JSC shall prepare amendments, as appropriate, to the then-current Development Plan. Such amendments shall reflect any agreed changes, re-prioritization of studies within, reallocation of resources with respect to, or additions to the Development Program. Upon deciding to commence Development of any Back-Up Compound, or to commence Development of any Compound for a new Indication, the JSC shall amend the Development Plan accordingly. Once approved by the JSC, each updated or amended Development Plan shall become effective and supersede the previous Development Plan as of the date of such approval or at such other time as decided by the JSC. In the event that the Parties mutually agree, ITI may conduct certain activities under the Development Plan.

(c) Development Responsibilities. Except for those activities allocated to ITI under the Development Plan by mutual written agreement of the Parties, Takeda shall be solely responsible for conducting all activities under the Development Program.

(d) Performance. Each Party shall use Commercially Reasonably Efforts to conduct the Development activities assigned to it under the Development Plan in a timely and effective manner.

4.4 Diligence. Takeda shall use Commercially Reasonably Efforts to Develop and seek Regulatory Approval for each Product in the Field in the Territory. Without limiting the generality of the foregoing, Takeda agrees that (a) it will initially develop and seek Regulatory Approval for the Product in at least one of the following three (3) Indications: Schizophrenia, Alzheimer’s Disease or ADHD; and (b) not later than the Initiation of the first Phase 3 Clinical Trial for the Product in the initial Indication, Takeda shall use Commercially Reasonable Efforts to initiate pre-clinical and/or clinical activities reasonably designed to evaluate the use of the Product for Indications other than the initial Indication. For the avoidance of doubt, Takeda may select more than one (1) Compound to be developed in the Development Program under the Development Plan, and may position any of them as a backup(s) to follow the first prioritized Compound.

4.5 Development Costs. Takeda shall be responsible for all its costs and expenses in the conduct of the Development Program and shall reimburse ITI for Development activities to be conducted by ITI under the Development Plan and other activities as described in Section 4.2(c) according to the terms of Section 8.2, together with the reimbursement for supply of Compound or Product in accordance with Sections 7.1 and 7.2.

4.6 Data Exchange and Use. Without unreasonable delay after the Effective Date, ITI shall provide, upon Takeda’s reasonable request, Takeda with copies of or access to any data related to Compounds as specified by Takeda, to the extent such data is in existence as of the Effective Date and was not previously provided to Takeda. Each Party shall without

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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unreasonable delay provide the other Party with a summary and description of all data and results generated from its research and Development activities under this Agreement. In addition, upon reasonable request from the other Party, the requested Party shall provide the other Party, at such other Party’s expense, with complete copies of any of such data and results. Takeda shall have the right to use, without additional consideration, all data and results generated by ITI under this Agreement, which shall be included in the ITI Know-How, in accordance with the license granted in Section 2.1(b), and subject to the terms of this Agreement. Takeda shall have sole ownership of all data and results generated by Takeda under this Agreement, which shall be included in the Takeda Know-How. For the avoidance of doubt, such data and results will be included in the Takeda Technology and subject to the applicable terms of this Agreement, including assignment or license to ITI pursuant to Section 13.6(b) upon termination of this Agreement.

4.7 Records and Reports. Each Party shall maintain complete, current and accurate records of all research and Development activities conducted by it hereunder, and all data and other Information resulting from such activities. Such records shall fully and properly reflect all work done and results achieved in the performance of the research and Development activities in good scientific manner appropriate for regulatory and patent purposes. Each Party shall document all non-clinical studies and Clinical Trials in formal written study records according to applicable Laws, including applicable national and international guidelines such as ICH, GCP, GLP and GMP. Each Party shall have the right to review (with respect to Clinical Trial reports, before finalization) and copy such records maintained by the other Party at reasonable times and to obtain access to the originals to the extent necessary or useful for regulatory and patent purposes, to the extent such Party has the right to conduct regulatory and patent activities under this Agreement. Each Party shall provide the JSC with written reports detailing its research and Development activities under the Research Plan and the Development Plan and the results of such activities at each regularly scheduled JSC meeting. The Parties shall discuss the status, progress and results of each Party’s research and Development activities under the Research Plan and Development Plan at such JSC meetings.

4.8 Compliance with Laws. Each Party shall conduct its activities under this Agreement in good scientific manner and in compliance in all material respects with all applicable Laws, including applicable national and international guidelines such as ICH, GCP, GLP and GMP.

4.9 Subcontracts. Each Party may perform any of its Research Program or Development Program obligations under this Agreement through one or more subcontractors or consultants, provided that (a) such Party remains responsible for the work allocated to, and payment to, such subcontractors and consultants as it selects to the same extent it would if it had done such work itself; (b) the subcontractor undertakes in writing obligations of confidentiality and non-use regarding Confidential Information, that are substantially the same as those undertaken by the Parties pursuant to Article 12 hereof, and (c) the subcontractor agrees in writing to assign all intellectual property developed in the course of performing any such work under the Research Program or Development Program to the Party retaining such subcontractor.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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ARTICLE 5

REGULATORY MATTERS

5.1 Regulatory Responsibilities. ITI shall prepare the IND for ITI-214 for filing by Takeda in accordance with the Development Plan, which IND shall reflect all timely and reasonable comments by Takeda to the draft IND, and Takeda shall be responsible for all reasonable costs and expenses incurred by ITI to conduct such activities as provided in Section 4.5. Subject to the terms and conditions of this Agreement, Takeda shall be solely responsible for filing the IND for ITI-214, using the IND files prepared by ITI, and also for preparing and filing any and all other Regulatory Materials for each Product in the Field in the Territory, at its sole expense, in accordance with the Development Plan. [***]. ITI shall assist and cooperate with Takeda in connection with the preparation of such Regulatory Materials, as reasonably requested by Takeda and at Takeda’s sole expense. Except as expressly contemplated by this Agreement or otherwise agreed to in writing by the Parties, ITI shall not submit any Regulatory Materials or seek Regulatory Approvals for the Compounds or the Products in the Territory and shall not communicate with respect to the Compounds or the Products with any Regulatory Authority, unless so required to comply with applicable Laws, in which case ITI shall promptly notify Takeda of such requirement under applicable Laws and, to the extent practicable and permitted under applicable Laws, shall submit any proposed communication to Takeda for prior approval or, if not practicable or permitted, shall provide Takeda with a copy or summary thereof as soon as reasonably practicable thereafter.

5.2 Regulatory Reports. Takeda shall keep ITI informed of major regulatory developments relating to Compounds and Products in the U.S., Japan and EU through regular reports at the JSC meetings and shall promptly notify ITI of any Regulatory Approval received for each Product in the Territory. For each Product for which the Co-Promotion Option under Section 6.4 has not expired unexercised, Takeda shall provide ITI with the opportunity to review and comment on draft material regulatory filings for Products submitted to FDA in the U.S. and EMA in EU at least [***] ([***]) [***] in advance of their intended date of submission to the applicable Regulatory Authority, and shall consider in good faith any comments thereto timely provided by ITI; provided, however, that Takeda shall have the right to make the final decision on all such regulatory filings; and provided further that Takeda may reasonably reduce such [***] ([***]) [***] review period as necessary if such time period would hinder or delay any regulatory filing activities that are committed to a Regulatory Authority or set forth in the Development Plan or would otherwise materially adversely affect Takeda’s regulatory strategy for the applicable Product. Takeda shall promptly notify ITI of any material Regulatory Materials (other than routine correspondence) submitted to or received from any Regulatory Authority in the U.S. and EU and shall provide ITI with copies thereof within [***] ([***]) [***] after submission or receipt. Takeda shall provide ITI with reasonable advance notice of all meetings, conferences, and discussions scheduled with any Regulatory Authority in the U.S. concerning a Co-Promotion Product, and shall consider in good faith any input from ITI in preparing for such meetings, conferences or discussion. To the extent permitted by applicable Laws, ITI may, upon Takeda’s request or consent, participate in any such meetings, conferences or discussions, and Takeda shall facilitate such participation. If ITI elects not to participate in any such meetings, conferences or discussions, Takeda shall provide ITI with written summaries of such meetings, conferences or discussions in English as soon as practicable after the conclusion thereof.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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5.3 Regulatory Costs. Takeda shall be solely responsible for all costs and expenses related to the preparation, filing and maintenance of all Regulatory Materials and Regulatory Approvals for Products in the Territory, including reasonable costs and expenses incurred by ITI in providing requested assistance with respect to the preparation of such Regulatory Materials, as provided in Section 4.5.

5.4 Notification of Threatened Action. Each Party shall immediately notify the other Party of any information it receives regarding any threatened or pending action, inspection or communication by or from any Third Party, including a Regulatory Authority, which may materially affect the Development, Commercialization or regulatory status of a Product. Upon receipt of such information, the Parties shall consult with each other in an effort to arrive at a mutually acceptable procedure for taking appropriate action. If ITI and Takeda are not able to agree on the procedure, Takeda shall have the right to decide the appropriate action.

5.5 Adverse Event Reporting and Safety Data Exchange. Following ITI’s exercise of the Co-Promotion Option pursuant to Section 6.4, the Parties shall define and finalize the methods and procedures that the Parties shall employ with respect to Products to protect patient safety and promote the appropriate treatment of safety information of the Co-Promotion Product in a written pharmacovigilance agreement (the “Pharmacovigilance Agreement”). These responsibilities shall include mutually acceptable guidelines and procedures for the receipt, investigation, recordation, communication, and exchange (as between the Parties) of adverse event reports, pregnancy reports, and any other information concerning the safety of any Co-Promotion Product. Such guidelines and procedures shall be in accordance with, and enable the Parties to fulfill, local and national regulatory reporting obligations under applicable Laws. Furthermore, such agreed procedure shall be consistent with relevant ICH guidelines, except where such guidelines may conflict with existing local regulatory reporting or safety reporting requirements, in which case the local reporting requirements shall prevail. Takeda shall maintain an adverse event database for the Products in the Territory, at Takeda’s expense. With respect to all Products that are not Co-Promotion Products, the Parties will discuss and finalize the methods and procedure to exchange safety information (AE and SAE) for such Products at reasonable timing after the Effective Date, to satisfy ITI’s reasonable needs for such safety information. Takeda shall be responsible for reporting quality complaints, adverse events and safety data related to Products to applicable Regulatory Authorities in the Territory, as well as responding to safety issues and to all requests of Regulatory Authorities relating to Products in the Territory. Each Party hereby agrees to comply with its respective obligations under such Pharmacovigilance Agreement and to cause its Affiliates and permitted sublicensees to comply with such obligations.

5.6 Recalls. If, in the course of conducting co-promotion activities under a Co- Promotion Agreement, ITI becomes aware of information that indicates that a unit or batch of any Product may not conform to the specifications therefor, or that potential adulteration, misbranding, or other issues have arisen that relate to the safety or efficacy of Products, ITI shall promptly notify Takeda and provide the details of such information. Upon Takeda’s reasonable request, ITI will assist Takeda in Takeda’s gathering and evaluating such information as is necessary to determine the necessity of conducting a recall, corrective action or other regulatory action with respect to a Co-Promotion Product in the U.S. or any other Product in the Territory

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

27.

taken by virtue of applicable Laws (a “Remedial Action”). Takeda shall, and shall ensure that its Affiliates and sublicensees will, maintain adequate records to trace the manufacture, distribution and use of the Products. Takeda shall have the exclusive right to decide whether any Remedial Action with respect to Products, including Co-Promotion Products, in the Field and in the Territory should be commenced, and Takeda shall notify ITI, in advance if practicable, and if not practicable, thereafter and without unreasonable delay, of such Remedial Action and shall have the obligation, at its expense, to control and coordinate all efforts (including assistance by ITI as provided above in this Section 5.6) necessary to conduct such Remedial Action for the Field and in the Territory.

ARTICLE 6

COMMERCIALIZATION

6.1 Commercialization Responsibilities. Subject to Section 6.4, Takeda will have the exclusive right to and be solely responsible for all aspects of the Commercialization of each Product in the Field in the Territory, including: (a) developing and executing a commercial launch and pre-launch plan, (b) negotiating with applicable Governmental Authorities regarding the price and reimbursement status of the Product; (c) marketing and promotion; (d) booking sales and distribution and performance of related services; (e) handling all aspects of order processing, invoicing and collection, inventory and receivables; (f) providing customer support, including handling medical queries, and performing other related functions; and (g) conforming its practices and procedures to applicable Laws relating to the marketing, detailing and promotion of Products in the Territory. Takeda shall bear all of the costs and expenses incurred in connection with such Commercialization activities. The strategy for the commercial launch in the U.S. of each Product shall be described in a comprehensive plan that describes the pre-launch, launch and subsequent Commercialization activities for such Product in the U.S. (including pricing, advertising, education, planning, marketing, sales force training and allocation) (each such plan, a “Commercialization Plan”). Takeda shall provide the JSC with a draft Commercialization Plan for each Product [***] ([***]) [***] prior to the anticipated First Commercial Sale of such Product in the U.S. With respect to the Commercialization Plan for a Co-Promotion Product, Takeda shall consider ITI’s JSC representatives’ comments thereto in good faith.

6.2 Commercial Diligence. Takeda shall use Commercially Reasonable Efforts to Commercialize each Product in each country in the Territory in which it receives Regulatory Approval. Without limiting the generality of the foregoing, Takeda shall use Commercially Reasonable Efforts to achieve First Commercial Sale of each Product in the U.S. or EU within [***] ([***]) [***] after the applicable Regulatory Approval of such Product.

6.3 Commercialization Reports. Takeda shall update the JSC periodically at each regularly scheduled JSC meeting regarding Takeda’s Commercialization activities with respect to the Products in the Territory. Each such update shall summarize Takeda’s significant Commercialization activities with respect to each Product in the Territory pursuant to this Agreement, covering subject matter at a level of detail sufficient to enable ITI to determine Takeda’s compliance with its diligence obligations pursuant to Section 6.2. In addition, on an annual basis, Takeda shall provide an updated Commercialization Plan for each Product to the JSC.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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6.4 Co-Promotion. ITI shall have the option to co-promote each Product in the U.S. as set forth below.

(a) Co-Promotion Option. Takeda hereby grants to ITI the option (the “Co-Promotion Option”) to co-promote each Product in the U.S. in accordance with Takeda’s then-applicable Commercialization Plan, which option may be exercised by ITI upon written notice to Takeda, on a Product-by-Product basis [***]. No later than [***] ([***]) [***], Takeda shall provide ITI with all Information in its Control which was not previously provided to ITI and to the extent reasonably necessary for ITI to determine whether to exercise the Co-Promotion Option for such Product and shall reasonably respond to ITI’s reasonable requests for additional Information. ITI shall be responsible for Takeda’s reasonable costs to copy and deliver such Information to ITI.

(b) Co-Promotion Agreement. Upon the exercise of the Co-Promotion Option by ITI for a particular Product (a “Co-Promotion Product”), the Parties shall negotiate in good faith (with each Party not to unreasonably withhold or delay its consent to such agreement) to agree on the commercially reasonable terms for both Parties of a definitive co-promotion agreement consistent with the terms of this Agreement [***] ([***]) [***] ([***][***]) [***]) (the “Co-Promotion Agreement”). Together with the Commercialization Plan, the Co-Promotion Agreement would include provisions for, without limitation, the target call list and responsible call number for the ITI sales force (provided that ITI may not use a contract sales organization (CSO) to fulfill its obligations under the Co-Promotion Agreement, except with the consent of Takeda, not to be withheld unreasonably, and in such case only for a reasonable transition period), training of the ITI sales force by Takeda, creation and use of promotional materials, and other appropriate provisions for such a co-promotion arrangement. If the Parties successfully agreed on the material terms of such Co-Promotion Agreement especially terms affecting matters described in the Commercialization Plan by the applicable deadline, the Parties shall continue in good faith the negotiation to execute the Agreement [***] ([***]) [***]. Upon execution of a Co-Promotion Agreement, the Parties will establish a joint co-promotion committee to coordinate and oversee the Parties’ co-promotion of Co-Promotion Products, which committee would have procedures and a meeting schedule equivalent to those of the JSC as described in Section 3.2, except that such committee would refer unresolved disputes to the JSC for resolution.

(c) Co-Promotion Terms. The Co-Promotion Agreement for a Co-Promotion Product shall provide that the Parties shall each provide sales force efforts (i.e., detailing equivalents) for the detailing of such Co-Promotion Product in a manner reasonably acceptable to the Parties and consistent with Takeda’s then current Commercialization Plan. ITI shall have the right to provide [***] ([***]) of the overall detailing activity in the U.S., or such higher percentage as agreed by Takeda (which agreement shall not be withheld unreasonably), taking into account ITI’s then-current capabilities, and subject to financial terms for the co-promotion of such Co-Promotion Product including those as set forth in the following sentence. Takeda would pay ITI for its promotion efforts on a per-detail basis, [***].

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

29.

ARTICLE 7

MANUFACTURE AND SUPPLY

7.1 Responsibilities. ITI shall be responsible for the supply of ITI-214 in the quantities in ITI’s inventory and being manufactured for ITI for nonclinical and Phase 1 Clinical Trial use as of the Effective Date, in accordance with the terms of ITI’s existing supply arrangements, without cost to Takeda. At Takeda’s request, ITI shall conduct, through its contract manufacturer, an additional production run to manufacture an additional batch of ITI-214, and Takeda shall be responsible for all reasonable expenses therefor. At Takeda’s request, ITI shall cooperate with Takeda to assign to Takeda ITI’s interest in its existing supply agreement with its contract manufacturer for ITI-214. Further, ITI will conduct those other Manufacturing activities as agreed by the Parties and set forth in the Development Plan. Takeda shall be responsible for all other Manufacture and supply of Compounds and Products in bulk and finished form for use under this Agreement, for Development and Commercialization purposes. The Parties will execute a quality agreement reasonably acceptable to both Parties to the extent necessary to comply with applicable Laws (to include, as required a certification by ITI) regarding any Compound or Product provided by ITI to Takeda for Clinical Trial use under this Agreement.

7.2 Manufacturing Costs. Takeda shall be responsible for all its costs and expenses for the Manufacture of the Compounds and Products, subject to the terms of this Section 7.2, and will reimburse ITI for any supply of the Compounds and Products in accordance with ITI’s Manufacturing Cost incurred in connection with such supply and for any other Manufacturing activities in accordance with the terms of Section 8.2. For the avoidance of doubt and subject to Section 7.1, ITI will supply, at its expense (and not subject to reimbursement by Takeda), any inventory of ITI-214 that has been manufactured for ITI prior to the Effective Date for use by the Parties under this Agreement.

7.3 Subcontracts. Each Party may perform any of its manufacturing and supply obligations under this Agreement through one or more Third Party manufacturers, provided that (a) such Party remains responsible for the work allocated to, and payment to, such Third Party manufacturer as it selects to the same extent it would if it had done such work itself; (b) the Third Party manufacturer undertakes in writing obligations of confidentiality and non-use regarding Confidential Information that are substantially the same as those undertaken by the Parties pursuant to Article 12 hereof, and (c) the Third Party manufacturer agrees in writing to assign all intellectual property developed in the course of performing any such manufacturing to the Party retaining such Third Party manufacturer. In addition to the foregoing, Takeda shall use Commercially Reasonable Efforts to include in each agreement with a Third Party manufacturer of Product a provision requiring that such manufacturing agreement be freely assignable to ITI if this Agreement is terminated. A Party may also subcontract work on terms other than those set forth in this Section 7.3, with the prior approval of the other Party, not to be unreasonably withheld or delayed.

7.4 Transfer of Manufacturing Technology. ITI shall transfer to Takeda or a Third Party manufacturer reasonably designated by Takeda all ITI Know-How Controlled by ITI or its Affiliate, and any contracts with a Third Party manufacturer of any Compound (on Takeda’s

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

30.

request and to the extent assignable and related to a Compound), as of the date of transfer that is necessary or reasonably useful for Takeda or such Third Party manufacturer (as appropriate) to replicate the process employed by or on behalf of ITI as of such date to Manufacture ITI-214 and, as applicable, other Compounds and Products, such transfer to occur in a timely manner commencing at a time and on a schedule reasonably agreed by the Parties in writing. For the avoidance of doubt, nothing in this Section 7.4 with respect to ITI’s obligation to transfer manufacturing know-how to Takeda shall limit ITI’s right to use any manufacturing know-how in order to fulfill ITI’s obligations in accordance with this Agreement. The reasonable costs and expenses incurred by ITI, including any internal personnel costs, in carrying out such transfer shall be reimbursed by Takeda on a calendar quarter basis within [***] ([***]) [***] after receipt of invoice therefor from ITI together with documentary evidence therefor. In addition, ITI shall make available to Takeda, on a reasonable consultation basis, advice of its technical personnel as may reasonably be requested by Takeda in connection with such transfer of ITI Know-How. Takeda agrees to reimburse ITI for the fully-burdened charges for the time and expenses of such personnel when consulting for Takeda. If such consulting is held at Takeda’s or Takeda’s designated manufacturer’s site, Takeda shall reimburse ITI for reasonable travel expenses incurred by personnel of ITI at the request of Takeda while rendering services under this Section 7.4.

7.5 Use of Manufacturing Information. Takeda and/or its Affiliates and Third Party manufacturer shall use any Information transferred pursuant to Section 7.4 in accordance with the license granted in Section 2.1(b) and solely for the purpose of manufacturing Compounds and Products for uses permitted under this Agreement, and for no other purpose (provided, however, that, for the avoidance of doubt, such restriction shall not apply to the extent of any applicable exclusions in Article 12). Takeda acknowledges and agrees that ITI may condition its agreement to transfer any ITI Know-How to a Third Party manufacturer on the execution of a confidentiality agreement between such Third Party manufacturer and ITI that contains terms substantially equivalent to those of Article 12 of this Agreement.

ARTICLE 8

COMPENSATION

8.1 Upfront and Research Funding Payment. Within five (5) Business Days of the Effective Date, Takeda shall pay to ITI a one-time, non-refundable and non-creditable upfront payment of [***] ([***]) [***].

8.2 ITI Development and Manufacturing Activities. Takeda shall fund all internal FTE costs (at the FTE Rate) and all amounts reasonably paid by ITI to Third Parties, in each case as incurred by ITI to conduct the Development Program, including all activities under Sections 5.1 and 7.1, and to conduct any activity under the Research Program other than the activities described in Section 4.2(c) (specified on Figure 1 of the Initial Research Plan as to be performed by ITI). Within [***] ([***]) [***] after each calendar quarter during the Research Term and the Development Program, ITI shall send to Takeda an invoice for all internal FTE costs ITI incurred in such quarter to conduct the applicable activities under the Research Plan and all activities allocated to ITI in the Development Plan in accordance with the Development Plan. Also, within [***] ([***]) [***] after each month during the Research Term and the Development

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

31.

Program, ITI shall send to Takeda an invoice for all amounts paid to Third Parties during such month to conduct the Development Program and the applicable activities under the Research Plan. Together with such quarterly and monthly invoices, ITI shall submit an appropriate report to Takeda setting forth respectively the actual FTE costs (at the FTE Rate) or reasonable amounts paid by ITI to Third Parties, in each case as incurred by ITI during the previous quarter or month, respectively, under the Development Plan or to conduct the applicable activities under the Research Plan. Takeda shall pay each such invoice within [***] ([***]) [***] after receipt thereof.

8.3 Development Milestone Payments. Takeda shall make each of the following non-refundable, non-creditable development milestone payments to ITI upon the achievement by Takeda, its Affiliates or their respective sublicensees of the following development events. Takeda shall pay to ITI each such amount within [***] ([***]) [***] after the achievement of the applicable milestone event. Each of the below milestone payments shall be made [***].

(a) [***]. [***] shall pay [***] ([***]) [***]. This payment will be made by [***].

(b) Schizophrenia, Alzheimer’s Disease and ADHD. Takeda shall make the following development milestone payments for the achievement of the applicable milestone events by a Product in each of the following three (3) Indications: Schizophrenia, Alzheimer’s Diseases and ADHD. For clarity, each of the following development milestone payments shall be made [***] and shall be paid [***].

Development Milestone Event	Milestone Payment [***]
[***]	[***	]
[***]	[***	]
[***]	[***	]
[***]	[***	]
[***]	[***	]
[***]	[***	]
[***]	[***	]
[***]	[***	]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(c) Other Indications. Takeda shall make the following development milestone payments for [***]. For clarity, [***], regardless of [***].

Development Milestone Event	Milestone Payment [***]
[***]	[***	]
[***]	[***	]
[***]	[***	]
[***]	[***	]
[***]	[***	]
[***]	[***	]
[***]	[***	]
[***]	[***	]

(d) Clarifications.

(i) Only if a milestone event for [***] or for [***], as described under sub-section (b) or (c) above, is achieved for a given Indication and Takeda has not yet made a milestone payment for a preceding milestone for the same Indication, the preceding milestone event is deemed achieved, and the corresponding milestone payment is due and payable together with the payment of the milestone payment for the subsequent milestone event. Other than that each milestone is independent and will not trigger any other milestone payment hereunder.

(ii) If: (A) a Product is abandoned during Development after one (1) or more of the milestone payments under sub-section (b) or (c) above has been made for such Product (a “Dropped Product”) for a given Indication; and (B) another Product containing a different Compound, or combination of different Compounds, with or without another active ingredient, is Developed for the same Indication as a replacement for such Dropped Product, then only those milestone payments under sub-section (b) or (c), as applicable, that were not previously made with respect to such Dropped Product and Indication shall be payable with respect to the replacement Product.

8.4 Sales Milestones. Takeda shall make each of the following one-time, non-refundable, non-creditable sales milestone payments to ITI when the aggregate Net Sales by Takeda, its Affiliates and their respective sublicensees of Products in the Territory in a period of any calendar year first reach the amount specified below. Takeda shall pay to ITI such amount within [***] ([***]) [***] after the calendar year in which such event is achieved for the first time. For clarity, the milestone payments in this Section 8.4 shall be additive such that [***] milestones below are met in the same period of calendar year, Takeda shall pay to ITI a payment of [***] ([***]). Each of the below milestone payments shall be made only once for the first occurrence of each milestone event with respect to the Compounds or Products, regardless of their formulations, preparations, backups and derivatives (if any).

Sales Milestone Event	Milestone Payment
[***]	[***	]
[***]	[***	]
[***]	[***	]
[***]	[***	]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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8.5 Royalties.

(a) Royalty Rates. Subject to Section 8.5(c) below, Takeda shall pay to ITI non-refundable, non-creditable royalties on aggregate annual Net Sales of all Products in the Territory during the applicable Royalty Terms, as calculated by multiplying the applicable royalty rate by the corresponding amount of incremental Net Sales of all Products in the Territory in each calendar year.

Annual Net Sales of Products in the Territory	Royalty Rate
[***]	[***	]
[***]	[***	]
[***]	[***	]
[***]	[***	]

For example, [***].

(b) Royalty Term. Royalties shall be paid under this Section 8.5, on a country-by-country and Product-by-Product basis, during the period of time beginning from the First Commercial Sale of such Product in such country until the latest of: (i) the expiration of the last-to-expire Valid Claim in such country claiming the composition of matter, or claiming a method of use of the Product for an Indication for which Regulatory Approval has been obtained; (ii) the expiration of Regulatory Exclusivity in such country covering such Product; and (iii) the [***] ([***]) [***] of the First Commercial Sale of such Product in such country (the “Royalty Term”).

(c) Generic Reduction. If, in any country in the Territory during the Royalty Term for a Product, unit sales quantity of all Generic Products to such Product in such country in a [***], then from the first day of the next subsequent [***] and for so long as such condition is satisfied in such country, the royalty rate applicable to Net Sales of such Product in such country shall be [***] ([***]) of the rate set forth in Section 8.5(a), applying the royalty tier in effect at the time the sale is made in such country. All such determinations of unit sales shall be based upon a mutually acceptable calculation method using market share data provided by a reputable and mutually agreed upon provider, such as IMS Health. Notwithstanding the foregoing, if there is a

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Valid Claim and/or Regulatory Exclusivity covering such Product in the country where a Generic Product is being marketed, the first sentence of this Section 8.5(c) shall only apply if Takeda is conducting Commercially Reasonable Efforts to enforce such Valid Claim and/or Regulatory Exclusivity to enjoin the sale of such Generic Product and shall cease to apply if such sales are enjoined in such country.

(d) Royalty Reports and Payments. Within [***] ([***]) [***] following the end of the 2nd, 3rd and 4th calendar quarters of each calendar year, commencing with the calendar quarter in which the First Commercial Sale of any Product is made anywhere in the Territory, Takeda shall provide ITI with a reasonably detailed report containing the following information for the applicable calendar quarter, on a country-by-country and Product-by-Product basis: (i) the gross sales of such Product in the Territory, (ii) a reasonable calculation of the tentative amount of Net Sales in the Territory showing total amount of deductions, to the extent practicable, provided for in the definition of “Net Sales”, subject to a final adjustment to be made by Takeda at the end of Takeda’s fiscal year (April 1 to March 31), (iii) a calculation of the royalty payment due on such sales, (iv) the exchange rate for such country, and (v) the application of the reduction and adjustment, if any, made in accordance with the terms of Section 8.5(c). Concurrent with the delivery of the applicable quarterly report, Takeda shall pay in Dollars all amounts due to ITI pursuant to Section 8.5 with respect to Net Sales by Takeda, its Affiliates and their respective sublicensees for such calendar quarter. Within sixty (60) days following the end of each March, Takeda shall provide ITI with a report containing the following information for the preceding one (1) year (from April 1 to March 31), on a country-by-country and Product-by-Product basis: (i) gross sales of such Product in the Territory, (ii) a reasonable calculation of Net Sales in the Territory showing total amount of deductions for such fiscal year, including the 1st calendar quarter, to the extent practicable, provided for in the definition of “Net Sales”, (iii) a calculation of the royalty payment due on such sales, (iv) the exchange rate for such country, (v) the application of the reduction and adjustment, if any, made in accordance with the terms of Section 8.5(c), and (vi) a calculation of the necessary adjustment for the difference between amount of royalty calculated based on tentative Net Sales and those based on the Net Sales finally adjusted. Concurrent with the delivery of such annual report, Takeda shall pay in Dollars all amounts due to ITI pursuant to Section 8.5 with respect to Net Sales for the 1st calendar quarter, as adjusted to reflect Takeda’s calculation of Net Sales for Takeda’s most recently completed fiscal year. Notwithstanding the foregoing, in the event ITI becomes a public reporting company (through acquisition or otherwise), the Parties shall discuss in good faith the timing of reports under this Section 8.5(d) (but not the timing of the corresponding payment obligation) and shall agree reasonably to adjust such timing as necessary for ITI to be able to comply with all requirements under applicable Laws or the rules of the applicable security exchange on which the shares of ITI or its Affiliate are listed; provided, however, that ITI shall inform Takeda of such necessity of change reasonably beforehand, and any agreed change must be practically feasible for Takeda.

8.6 Third Party Payments.

(a) [***]. [***].

(b) [***]. [***].

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

35.

8.7 Foreign Exchange. The rate of exchange to be used in computing the amount of currency equivalent in Dollars of Net Sales invoiced in other currencies shall be made at the average of the closing exchange rates reported in The Wall Street Journal over the applicable reporting period.

8.8 Payment Method; Late Payments. All payments due to ITI hereunder shall be made in Dollars by wire transfer of immediately available funds into an ITI’s bank account set forth in Exhibit H. If ITI does not receive payment of any undisputed sum due to it on or before the due date, simple interest shall thereafter accrue on the sum due to ITI until the date of payment at the per annum rate of [***] ([***]) [***].

8.9 Records; Audits. Takeda and its Affiliates and sublicensees will maintain complete and accurate records in sufficient detail to permit ITI to confirm the accuracy of the calculation of royalty payments, Takeda’s compliance with Section 1.64 and the achievement of milestone events. ITI and its Affiliates will maintain complete and accurate records in sufficient detail to permit Takeda to confirm the accuracy of the calculation of FTEs and Third Party payments for research, Development or Manufacturing reimbursed by Takeda under Section 7.1, 7.2, 7.4 or 8.2. Upon reasonable prior notice, such records shall be available during regular business hours for a period of [***] ([***]) [***] from the end of the calendar year to which they pertain for examination, [***], by an independent certified public accountant selected by the auditing Party and reasonably acceptable to the audited Party, for the sole purpose of verifying the accuracy of the financial reports furnished by the other Party pursuant to this Agreement. Any such auditor shall not disclose the audited Party’s Confidential Information, except to the extent such disclosure is necessary to verify the accuracy of the financial reports furnished by the audited Party or the amount of payments due by one Party to the other Party under this Agreement. Any amounts shown to be owed but unpaid shall be paid within [***] ([***]) [***] from the accountant’s report, plus interest (as set forth in Section 8.8) from the original due date. The auditing Party shall bear the full cost of such audit unless such audit discloses an underpayment by the audited Party of more than [***] ([***]) of the amount due, in which case the audited Party shall bear the full cost of such audit.

8.10 Taxes.

(a) Taxes on Income. Each Party shall be solely responsible for the payment of all taxes imposed on its share of income arising directly or indirectly from the efforts of the Parties under this Agreement.

(b) Tax Cooperation. The Parties agree to cooperate with one another and use reasonable efforts to reduce or eliminate tax withholding or similar obligations in respect of royalties, milestone payments, and other payments made by Takeda to ITI under this Agreement. To the extent Takeda is required to deduct and withhold taxes on any payment to ITI, Takeda shall pay the amounts of such taxes to the proper Governmental Authority in a timely manner and promptly transmit to ITI an official tax certificate or other evidence of such withholding sufficient to enable ITI to claim such payment of taxes. ITI shall provide Takeda any tax forms that may be reasonably necessary in order for Takeda not to withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty. Each Party shall provide the other

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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with reasonable assistance to enable the recovery, as permitted by applicable Laws, of withholding taxes, value added taxes, or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the Party bearing such withholding tax or value added tax. If reasonably necessary, Takeda shall require its sublicensees in the Territory to cooperate with ITI in a manner consistent with this Section 8.10(b).

(c) Taxes Resulting From Takeda Action. If Takeda is required to make a payment to ITI that is subject to a deduction or withholding of tax, then (i) if such withholding or deduction obligation arises as a result of any action by Takeda, including any assignment or sublicense, or any failure on the part of Takeda to comply with applicable Laws or filing or record retention requirements, that has the effect of modifying the tax treatment of the Parties hereto (a “Takeda Withholding Tax Action”), then the sum payable by Takeda (in respect of which such deduction or withholding is required to be made) shall be increased to the extent necessary to ensure that ITI receives a sum equal to the sum which it would have received had no such Takeda Withholding Tax Action occurred, and (ii) otherwise, the sum payable by Takeda (in respect of which such deduction or withholding is required to be made) shall be made to ITI after deduction of the amount required to be so deducted or withheld, which deducted or withheld amount shall be remitted to the proper Governmental Authority in accordance with applicable Laws.

(d) Certification. A Party (including any entity to which this Agreement may be assigned, as permitted under Section 15.5) receiving a payment pursuant to this Agreement shall provide the remitting Party appropriate certification from relevant governmental authorities that such Party is a tax resident of that jurisdiction, if such receiving Party wishes to claim the benefits of an income tax treaty to which that jurisdiction is a party. Upon the receipt thereof, any deduction and withholding of taxes shall be made at the appropriate treaty tax rate.

ARTICLE 9

INTELLECTUAL PROPERTY MATTERS

9.1 Ownership of Inventions. Each Party shall own any inventions, whether or not patentable, made solely by its own employees, agents, or independent contractors in the course of conducting its activities under this Agreement, together with all intellectual property rights therein (“Sole Inventions”). The Parties shall jointly own any inventions that are made jointly by employees, agents, or independent contractors of each Party in the course of performing activities under this Agreement, together with all intellectual property rights therein (“Joint Inventions”). Inventorship shall be determined in accordance with U.S. patent laws. All Patents claiming patentable, jointly owned Joint Inventions shall be referred to herein as “Joint Patents”. Except to the extent either Party is restricted by the licenses granted to the other Party under this Agreement, each Party shall be entitled to practice and exploit the Joint Inventions and Joint Patents without the duty of accounting or seeking consent from the other Party.

9.2 Disclosure of Inventions. Each Party shall promptly disclose to the other Party, and in any event prior to any Patent filing with respect to such inventions, all Sole Inventions and Joint Inventions, including any invention disclosures, or other similar documents, submitted to it by its employees, agents or independent contractors describing inventions that are either Sole

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

37.

Inventions or Joint Inventions, and all Information relating to such inventions to the extent necessary or useful for the preparation, filing and maintenance of any Patent with respect to such invention.

9.3 Prosecution of Patents.

(a) ITI Prosecuted Patents.

(i) Subject to Section 9.3(a)(ii) below, as between the Parties, ITI shall have the first right to prepare, file, prosecute and maintain ITI Patents (including the Sole Assigned Patents) in the Territory and any Patents for which the responsibility for prosecution and maintenance has been assumed by ITI pursuant to Section 9.3(b)(ii) below (the “ITI Prosecuted Patents”). ITI shall provide Takeda reasonable opportunity to review and comment on such prosecution efforts regarding such ITI Prosecuted Patents, as follows. In any case, the countries and jurisdictions for which the ITI Prosecuted Patents are filed and maintained shall be decided by Takeda after considering ITI’s reasonable opinion in good faith; provided, however, that if ITI desires to prosecute or maintain an ITI Prosecuted Patent in a country or jurisdiction that Takeda has not selected, then ITI shall have the right to do so at its expense, and such ITI Prosecuted Patent shall no longer be considered an ITI Patent and shall be excluded from the license to Takeda under Section 2.1(b), and if such Patent is an Assigned Patent, Takeda shall assign such Patent to ITI in accordance with the procedures in Section 2.1(a)(iv); provided, however, that the above treatment of such excluded Patents is for the purpose to preserve ITI’s patent coverage under such excluded Patents which may be exercised only outside the Field or upon and following termination or expiration of the Term, and ITI shall not use or make a Third Party use such excluded Patents against Takeda as regard to the Compound and Product in the Field during the Term. ITI shall provide Takeda with copies of all material communications from any patent authority regarding such ITI Prosecuted Patents, and shall provide Takeda, for its review and comment, with drafts of any material filings or responses to be made to such patent authorities a reasonable amount of time in advance of submitting such filings or responses. ITI shall consider in good faith and shall implement as appropriate any reasonable comments thereto provided by Takeda in connection with the prosecution of ITI Prosecuted Patents to the extent applicable to the Products in the Field. Takeda shall be solely responsible for all reasonable Third Party costs and expenses incurred by ITI in connection with the preparation, prosecution and maintenance of the ITI Prosecuted Patents. ITI shall consult with Takeda on its choice of patent attorney for the prosecution of the ITI Prosecuted Patents and shall reasonably consider Takeda’s preference. ITI shall invoice Takeda for such costs and expenses on a calendar quarterly basis, and Takeda shall pay each such invoice within [***] ([***]) [***] after receipt thereof. On an annual basis, ITI shall provide Takeda with an estimated budget for such costs and expenses. If ITI anticipates incurring any expenses significantly in excess of such budget, ITI shall notify Takeda as soon as practicable.

(ii) If ITI decides to cease the prosecution or maintenance of any ITI Prosecuted Patents, it shall notify Takeda in writing sufficiently in advance so that Takeda may, at its discretion, assume the responsibility for the prosecution or maintenance of such Patents, at Takeda’s cost and expense. If Takeda assumes such responsibility, then such Patents shall be included in the Takeda Prosecuted Patents and the terms of Section 9.3(b) shall apply to such Patents.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

38.

(b) Takeda Prosecuted Patents.

(i) Subject to Section 9.3(b)(ii) below, as between the Parties, Takeda shall have the first right to prepare, file, prosecute and maintain Takeda Patents and Joint Patents in the Territory, and any Patents for which the responsibility for prosecution and maintenance has been assumed by Takeda pursuant to Section 9.3(a)(ii) above (the “Takeda Prosecuted Patents”), at Takeda’s cost and expense. Takeda shall provide ITI reasonable opportunity to review and comment on such prosecution efforts regarding such Takeda Prosecuted Patents (other than Takeda Patents), as follows. Takeda shall provide ITI with copies of all material communications from any patent authority regarding such Takeda Prosecuted Patents (other than Takeda Patents), and shall provide ITI, for its review and comment, with drafts of any material filings or responses to be made to such patent authorities a reasonable amount of time in advance of submitting such filings or responses. Takeda shall consider in good faith and shall implement as appropriate any reasonable comments thereto provided by ITI in connection with the prosecution of Takeda Prosecuted Patents (other than Takeda Patents). Takeda shall use Commercially Reasonable Efforts to obtain the broadest claim coverage for the Takeda Prosecuted Patents, and shall not undertake any patent prosecution or enforcement action in the Territory which ITI reasonably determines to be detrimental to the practice, prosecution or enforcement of ITI Patents outside the Territory.

(ii) If Takeda decides to cease the prosecution or maintenance of any Takeda Prosecuted Patents (other than Takeda Patents), it shall notify ITI in writing sufficiently in advance so that ITI may, at its discretion, assume the responsibility for the prosecution or maintenance of such Patents, at ITI’s cost and expense. If ITI assumes such responsibility, then such Patents shall be included in the ITI Prosecuted Patents and the terms of Section 9.3(a) shall apply to such Patents, except that ITI shall be solely responsible for all costs and expenses for the preparation, prosecution and maintenance of such Patents.

(c) Cooperation. Each Party shall provide the other Party all reasonable assistance and cooperation, at the other Party’s request and expense, in the patent prosecution efforts provide above in this Section 9.3, including providing any necessary powers of attorney and executing any other required documents or instruments for such prosecution.

9.4 Enforcement of ITI Patents and Joint Patents.

(a) Notification. If either Party become aware of any existing or threatened infringement of the ITI Patents or Joint Patents in the Field in the Territory, which infringing activity involves (i) the using, making, importing, offering for sale or selling the Compounds or Products or a competitive product, or (ii) the filing of an ANDA under Section 505(j) of the FD&C Act naming a Compound or Product as a reference listed drug and including a certification under Section 505(j)(2)(A)(vii)(IV), or otherwise adversely affects or is reasonably expected to adversely affect the Commercialization of any Product in the Territory (a “Product Infringement”), it shall promptly notify the other Party in writing to that effect and the Parties will consult with each other regarding any actions to be taken with respect to such Product Infringement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

39.

(b) Enforcement Rights. For any Product Infringement, each Party shall share with the other Party all Information available to it regarding such alleged infringement. Takeda shall have the first right, but not the obligation, to bring an appropriate suit or other action against any person or entity engaged in such Product Infringement, at Takeda’s cost and expense. Takeda shall have a period of [***] ([***]) [***] after its receipt or delivery of notice under Section 9.4(a) to elect to so enforce the ITI Patents or Joint Patents in the Territory, and [***] ([***]) [***] thereafter to commence such enforcement (or to settle or otherwise secure the abatement of such Product Infringement). If Takeda fails to commence a suit to enforce the applicable ITI Patents or Joint Patents or to settle or otherwise secure the abatement of such Product Infringement within such period, then ITI shall have the right, but not the obligation, to commence a suit or take action to enforce such ITI Patents or Joint Patents against such Product Infringement in the Territory at its own cost and expense. In this case, Takeda shall take appropriate actions in order to enable ITI to commence a suit or take the actions set forth in the preceding sentence.

(c) Collaboration. Each Party shall provide to the enforcing Party reasonable assistance in such enforcement, at such enforcing Party’s request and expense, including joining such action as a party plaintiff if required by applicable Laws to pursue such action. The enforcing Party shall keep the other Party regularly informed of the status and progress of such enforcement efforts, shall reasonably consider the other Party’s comments on any such efforts, and shall seek consent of the other Party in any important aspects of such enforcement, including determination of litigation strategy and filing of material papers to the competent court, which consent shall not be unreasonably withheld or delayed. The non-enforcing Party shall be entitled to separate representation in such matter by counsel of its own choice and at its own expense, but such Party shall at all times cooperate fully with the enforcing Party.

(d) Settlement. Takeda shall not settle any claim, suit or action that it brought under Section 9.4(b) in any manner that would negatively impact the applicable ITI Patents, without the prior written consent of ITI, which consent shall not be unreasonably withheld or delayed. Nothing in this Article 9 shall require ITI to consent to any settlement that is reasonably anticipated by ITI to have a substantially adverse impact upon any ITI Patent.

(e) Expenses and Recoveries. The enforcing Party bringing a claim, suit or action under Section 9.4(b) shall be solely responsible for any expenses incurred by such Party as a result of such claim, suit or action. If such Party recovers monetary damages in such claim, suit or action, such recovery shall be allocated first to the reimbursement of any expenses incurred by the Parties in such litigation (including, for this purpose, a reasonable allocation of expenses of internal counsel), and [***].

(f) Infringement Other Than a Product Infringement. For any and all infringement of any ITI Patents other than a Product Infringement, as between the Parties, ITI shall have the sole and exclusive right to bring an appropriate suit or other action against any person or entity engaged in such other infringement, in its sole discretion, and shall bear all

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

40.

related expenses and retain all related recoveries; provided, however, that if such action might affect the validity of the ITI Patents, ITI shall update and reasonably consult with Takeda about the infringement and suit or other action.

9.5 Enforcement of Takeda Patents. Takeda shall have the sole right, but not the obligation, to bring an appropriate suit or other action against any person or entity allegedly infringing any Takeda Patents. ITI shall provide reasonable assistance to Takeda in such enforcement, at Takeda’s request and expense. Takeda shall keep ITI regularly informed of the status and progress of such enforcement efforts, and shall reasonably consider ITI’s comments on any such efforts.

9.6 Patents Licensed From Third Parties. Each Party’s rights under this Article 9 with respect to the prosecution, maintenance and enforcement of any ITI Patent that is licensed by ITI from a Third Party shall be subject to the rights of such Third Party to prosecute, maintain and enforce such Patent.

9.7 Infringement of Third Party Rights in the Territory. Subject to Article 11, if any Product used or sold by Takeda, its Affiliates or sublicensees becomes the subject of a Third Party’s claim or assertion of infringement of a Patent granted by a jurisdiction within the Territory, Takeda shall promptly notify ITI and the Parties shall agree on and enter into a “common interest agreement” wherein the Parties agree to their shared, mutual interest in the outcome of such potential dispute, and thereafter, the Parties shall promptly meet to consider the claim or assertion and the appropriate course of action. Takeda shall be solely responsible for the defense of any such infringement claims, at Takeda’s cost and expense, provided that the provisions of Section 9.4 shall govern the right of Takeda to assert a counterclaim of infringement of any ITI Patents or Joint Patents.

9.8 Parties’ Patent Rights. If any ITI Prosecuted Patent, Takeda Prosecuted Patent, or Joint Patent becomes the subject of any proceeding commenced by a Third Party within the Territory in connection with an opposition, reexamination request, action for declaratory judgment, nullity action, interference or other attack upon the validity, title or enforceability thereof (except insofar as such action is a counterclaim to or defense of, or accompanies a defense of, an action for infringement against a Third Party under Section 9.4 or 9.5, in which case the provisions of Section 9.4 or 9.5, as applicable, shall govern), then ITI shall control such defense with respect to the ITI Prosecuted Patents and Takeda shall control such defense with respect to the Takeda Prosecuted Patents. Takeda shall be responsible for all reasonable and documented costs and expenses incurred by either Party under this Section 9.8. The controlling Party shall permit the non-controlling Party to participate in the proceeding to the extent permissible under applicable Laws, and to be represented by its own counsel in such proceeding, at the non-controlling Party’s expense. If either Party decides that it does not wish to defend against such action, then the other Party shall have a backup right to assume defense of such Third-Party action at its own expense. Any awards or amounts received in defending any such Third-Party action shall be allocated between the Parties as provided in Section 9.4(e).

9.9 Patent Marking. Takeda and its Affiliates and sublicensees shall mark each Product marketed and sold by Takeda or its Affiliates or sublicensee hereunder with appropriate

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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patent numbers or indicia; provided, however, that Takeda shall only be required to so mark such Product to the extent such markings or such notices would affect recoveries of damages or equitable remedies available under applicable Laws with respect to infringement of Patents in the Territory or are required by applicable Laws on a country-by-country basis.

9.10 Patent Term Extension. Takeda may file, at its own discretion and costs and in consultation with ITI, any applications for extension of term of any of the Assigned Patent(s) in a country(ies) or area(s) in the Territory. ITI will assist with all reasonable requests made by Takeda in support of any application for patent term extensions of or supplementary protection certificates relating to the Assigned Patent(s). Takeda shall use Commercially Reasonable Efforts to obtain and maintain such patent extensions.

9.11 Trademarks. Takeda shall have the right to brand the Products in the Territory using Takeda related trademarks and any other trademarks and trade names it determines appropriate for the Products in consultation with ITI, which may vary by country or within a country (“Product Marks”), provided that Takeda shall not, and shall ensure that its Affiliates and sublicensees will not, make any use of the trademarks or house marks of ITI (including ITI’s corporate name) or any trademark confusingly similar thereto. Takeda shall own all rights in the Product Marks and shall register and maintain, at its own cost and expense, the Product Marks in the countries and regions in the Territory that it determines reasonably necessary.

9.12 Registration of Exclusive License. Upon the request of Takeda as a licensee under this Agreement, ITI as a licensor under this Agreement, at the expense of Takeda, shall execute all such documents and instruments and take such other actions as are reasonably necessary for Takeda to register its license before the Governmental Authorities in the countries where Takeda is the exclusive licensee under any ITI Patent or ITI’s interest in the Joint Patents pursuant to this Agreement.

9.13 Orange Book Listing. Upon ITI’s receipt of a notice of allowance (or equivalent) of an applicable ITI Patent, ITI shall promptly provide Takeda with all information reasonably required by Takeda to list such ITI Patent in the Orange Book maintained by the FDA or similar or equivalent patent listing source, if any, in other countries in the Territory (collectively, “Orange Book and Equivalents”). Takeda shall, at its own discretion, promptly file, consistent with applicable Laws, all appropriate information with the Regulatory Authorities in applicable countries where Takeda deems necessary, including the U.S., to list applicable ITI Patents, Joint Patents and Takeda Patents in the Orange Book and Equivalents, and Takeda shall use Commercially Reasonable Efforts to obtain and maintain such listings.

ARTICLE 10

REPRESENTATIONS AND WARRANTIES; COVENANTS

10.1 Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party as follows:

(a) Corporate Existence. As of the Effective Date, it is a company or corporation duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is incorporated.

(b) Corporate Power, Authority and Binding Agreement. As of the Effective Date, (i) it has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (ii) it has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and (iii) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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10.2 Additional Representations and Warranties of ITI. ITI represents and warrants to Takeda as follows, as of the Effective Date:

(a) Title; Encumbrances. It has sufficient legal and/or beneficial title, ownership or license, free and clear from any mortgages, pledges, liens, security interests, conditional and installment sale agreement, encumbrances, charges or claim of any kind (except for the U.S. Government’s rights under 35 U.S.C. §§ 200-213, to the extent applicable), of the ITI Technology to grant the licenses to Takeda as purported to be granted pursuant to this Agreement;

(b) Notice of Infringement or Misappropriation. It has not received any written notice from any Third Party asserting or alleging, nor does ITI have any knowledge of any basis for such assertion or allegation, that any research or development of the Compounds or Products by ITI prior to the Effective Date infringed or misappropriated the intellectual property rights of such Third Party; and

(c) No Proceeding. There are no pending, and to ITI’s knowledge, no threatened, adverse actions, suits or proceedings against ITI involving ITI Technology, the Compounds or the Product.

(d) Disclosure. ITI has made available to Takeda all material written information in ITI’s possession or Control as of the Effective Date and requested by Takeda in writing relating to ITI-214 and the Back-Up Compounds identified by ITI prior to the Effective Date. In addition, as of the Effective Date, ITI has made available to Takeda all material toxicological data known to ITI related to ITI-214 and the Back-Up Compounds identified by ITI prior to the Effective Date. All such information provided by ITI is, to ITI’s best knowledge, true and correct.

10.3 Mutual Covenants.

(a) No Debarment. In the course of the Development of the Product, each Party shall not use any employee or consultant who has been debarred by any Regulatory Authority, or, to such Party’s knowledge, is the subject of debarment proceedings by a Regulatory Authority. Each Party shall notify the other Party promptly upon becoming aware that any of its employees or consultants has been debarred or is the subject of debarment proceedings by any Regulatory Authority.

(b) Compliance. Each Party and its Affiliates shall comply in all material respects with all applicable Laws in the Development and Commercialization of Products and performance of its obligations under this Agreement, including, to the extent applicable to such Party and its activities hereunder, the statutes, regulations and written directives of the FDA, the EMA and any Regulatory Authority having jurisdiction in the Territory, the FD&C Act, the Prescription Drug Marketing Act, the Federal Health Care Programs Anti-Kickback Law, 42 U.S.C. 1320a-7b(b), the statutes, regulations and written directives of Medicare, Medicaid and all other health care programs, as defined in 42 U.S.C. § 1320a-7b(f), and the Foreign Corrupt Practices Act of 1977, each as may be amended from time to time.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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10.4 Disclaimer. Takeda understands that the Compounds and Products are the subject of ongoing clinical research and development and that ITI cannot assure the safety or usefulness of any Compound or Product. In addition, ITI makes no warranties except as set forth in this Article 10 concerning the ITI Technology. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, ARE MADE OR GIVEN BY OR ON BEHALF OF A PARTY, AND ALL REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED.

ARTICLE 11

INDEMNIFICATION

11.1 Indemnification by ITI. ITI shall defend, indemnify, and hold Takeda and its Affiliates and their respective officers, directors, employees, and agents (the “Takeda Indemnitees”) harmless from and against any and all Third Party claims, suits, proceedings, damages, expenses (including court costs and reasonable attorneys’ fees and expenses) and recoveries (collectively, “Claims”) to the extent that such Claims arise out of, are based on, or result from (a) ITI’s performance of the Research Plan or activities allocated to ITI under the Development Plan, or co-promotion activities conducted by ITI, excluding supply of Compound or Product under Article 7, (b) ITI’s supply of Compound or Product to Takeda under Article 7, but solely to the extent of the amount that ITI may recover from the applicable Third Party manufacturer under the applicable agreement, (c) the breach of any of ITI’s obligations under this Agreement, including ITI’s representations and warranties set forth herein, or (d) the willful misconduct or negligent acts of ITI, its Affiliates, or the officers, directors, employees, or agents of ITI or its Affiliates. The foregoing indemnity obligation shall not apply to the extent that (i) the Takeda Indemnitees fail to comply with the indemnification procedures set forth in Section 11.3 and ITI’s defense of the relevant Claims is prejudiced by such failure, or (ii) any Claim arises from, is based on, or results from any activity set forth in Section 11.2(b) or 11.2(c) for which Takeda is obligated to indemnify the ITI Indemnitees under Section 11.2.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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11.2 Indemnification by Takeda. Takeda shall defend, indemnify, and hold ITI and its Affiliates and their respective officers, directors, employees, and agents (the “ITI Indemnitees”) harmless from and against any and all Claims to the extent that such Claims arise out of, are based on, or result from (a) the Development or Commercialization of Compounds or Products by or on behalf of Takeda or its Affiliates or its or their sublicensees, including Claims based upon product liability, except to the extent arising out of, based on or resulting from the promotion activities for the Co-Promotion Product conducted by ITI, or (b) the breach of any of Takeda’s obligations under this Agreement, including Takeda’s representations and warranties set forth herein, or (c) the willful misconduct or negligent acts of Takeda, its Affiliates, or the officers, directors, employees, or agents of Takeda or its Affiliates. The foregoing indemnity obligation shall not apply to the extent that (i) the ITI Indemnitees fail to comply with the indemnification procedures set forth in Section 11.3 and Takeda’s defense of the relevant Claims is prejudiced by such failure, or (ii) any Claim arises from, is based on, or results from any activity set forth in Section 11.1(c) or 11.1(d) for which ITI is obligated to indemnify the Takeda Indemnitees under Section 11.1.

11.3 Indemnification Procedures. The Party claiming indemnity under this Article 11 (the “Indemnified Party”) shall give written notice to the Party from whom indemnity is being sought (the “Indemnifying Party”) promptly after learning of such Claim. The Indemnified Party shall provide the Indemnifying Party with reasonable assistance, at the Indemnifying Party’s expense, in connection with the defense of the Claim for which indemnity is being sought. The Indemnified Party may participate in and monitor such defense with counsel of its own choosing at its sole expense; provided, however, the Indemnifying Party shall have the right to assume and conduct the defense of the Claim with counsel of its choice. The Indemnifying Party shall not settle any Claim without the prior written consent of the Indemnified Party, not to be unreasonably withheld, unless the settlement involves only the payment of money. So long as the Indemnifying Party is actively defending the Claim in good faith, the Indemnified Party shall not settle or compromise any such Claim without the prior written consent of the Indemnifying Party. If the Indemnifying Party does not assume and conduct the defense of the Claim as provided above, (a) the Indemnified Party may defend against, consent to the entry of any judgment, or enter into any settlement with respect to such Claim in any manner the Indemnified Party may deem reasonably appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), and (b) the Indemnifying Party shall remain responsible to indemnify the Indemnified Party as provided in this Article 11.

11.4 Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 11.4 IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY WITH RESPECT TO ANY LIABILITY TO A THIRD PARTY UNDER SECTION 11.1 OR 11.2. FOR THE AVOIDANCE OF DOUBT, THE FOREGOING LIMITATION OF LIABILITY WILL APPLY TO ANY OTHER DAMAGES FOR LIABILITY OF ONE PARTY TO THE OTHER PARTY.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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11.5 Insurance. Each Party shall procure and maintain insurance, including product liability insurance, adequate to cover its obligations hereunder and consistent with normal business practices of prudent companies similarly situated at all times during which any Product is being clinically tested in human subjects or commercially distributed or sold by such Party and for the [***] ([***]) [***] period thereafter. It is understood that such insurance shall not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under this Article 11. Each Party shall provide the other Party with written evidence of such insurance upon request. Each Party shall provide the other Party with written notice at least [***] ([***]) [***] prior to the cancellation, non-renewal or material change in such insurance.

ARTICLE 12

CONFIDENTIALITY

12.1 Confidentiality. Each Party agrees that, during the Term and for a period of [***] ([***]) [***] thereafter, it shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement (which includes the exercise of any rights or the performance of any obligations hereunder) any Confidential Information furnished to it by the other Party pursuant to this Agreement, except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties. The foregoing confidentiality and non-use obligations shall not apply to any portion of the other Party’s Confidential Information that the receiving Party can demonstrate by competent written proof:

(a) was already known to the receiving Party or its Affiliate, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

(b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

(c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

(d) was disclosed to the receiving Party or its Affiliate by a Third Party who has a legal right to make such disclosure and who did not obtain such information directly or indirectly from the other Party; or

(e) was independently discovered or developed by the receiving Party or its Affiliate without access to or aid, application or use of the other Party’s Confidential Information, as evidenced by a contemporaneous writing.

Notwithstanding the definition of “Confidential Information” in Article 1, all Information generated under the Development Program, whether generated by one or both Parties, shall be deemed the Confidential Information of Takeda, and all Information generated under the Research Program shall be deemed the Confidential Information of both Parties. In addition, the exceptions set forth in subsections (a) and (e) shall not apply to Information generated during or

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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resulting from the Research Program or Development Program, which Information shall be deemed Confidential Information regardless of whether such Information satisfies the criteria set forth in one or both subsections.

12.2 Authorized Disclosure. Notwithstanding the obligations set forth in Section 12.1, a Party may disclose the other Party’s Confidential Information and the terms of this Agreement to the extent:

(a) such disclosure is reasonably necessary (i) for the filing or prosecuting Patents as contemplated by this Agreement; (ii) to comply with the requirements of Regulatory Authorities with respect to obtaining and maintaining Regulatory Approval of a Product; or (iii) for prosecuting or defending litigation as contemplated by this Agreement;

(b) such disclosure is reasonably necessary to its employees, agents, consultants, contractors, licensees or sublicensees on a need-to-know basis for the sole purpose of performing its obligations or exercising its rights under this Agreement; provided that in each case, the disclosees are bound by written obligations of confidentiality and non-use consistent with those contained in this Agreement;

(c) such disclosure is reasonably necessary to any bona fide potential or actual investor, acquiror, merger partner, or other financial or commercial partner for the sole purpose of evaluating an actual or potential investment, acquisition or other business relationship; provided that in connection with such disclosure, such Party shall use all reasonable efforts to inform each disclosee of the confidential nature of such Confidential Information and cause each disclosee to treat such Confidential Information as confidential; or

(d) such disclosure is reasonably necessary to comply with applicable Laws, including regulations promulgated by applicable security exchanges, court order, administrative subpoena or order.

Notwithstanding the foregoing, in the event a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to Section 12.2(a) or 12.2(d), such Party shall promptly notify the other Party such required disclosure and shall use reasonable efforts to obtain, or to assist the other Party in obtaining, a protective order preventing or limiting the required disclosure.

12.3 Technical Publication. Neither Party may publish peer reviewed manuscripts, or give other forms of public disclosure such as abstracts and presentations, of results of studies carried out under this Agreement, without the opportunity for prior review by the other Party, except to the extent required by applicable Laws. A Party seeking publication shall provide the other Party the opportunity to review and comment on any proposed publication that relates to a Compound or Product [***] ([***]) [***] prior to its intended submission for publication. The other Party shall provide the Party seeking publication with its comments in writing, if any, [***] ([***]) [***] after receipt of such proposed publication. The Party seeking publication shall consider in good faith any comments thereto provided by the other Party and shall comply with the other Party’s request to remove any and all of such other Party’s Confidential Information

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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from the proposed publication. In addition, the Party seeking publication shall delay the submission for a period [***] ([***]) [***] in the event that the other Party can demonstrate reasonable need for such delay, including the preparation and filing of a patent application. If the other Party fails to provide its comments to the Party seeking publication within [***] ([***]) [***], such other Party shall be deemed not to have any comments, and the Party seeking publication shall be free to publish in accordance with this Section 12.3 after the [***] ([***]) [***] has elapsed. The Party seeking publication shall provide the other Party a copy of the manuscript at the time of the submission. Each Party agrees to acknowledge the contributions of the other Party and its employees in all publications as scientifically appropriate.

12.4 Publicity; Term of Agreement.

(a) The Parties agree that the material terms of this Agreement are the Confidential Information of both Parties, subject to the special authorized disclosure provisions set forth in this Section 12.4.

(b) The Parties shall make a joint public announcement of the execution of this Agreement in the form attached as Exhibit I, which shall be issued on or promptly after the Effective Date.

(c) After release of such press release, if either Party desires to make a public announcement concerning the material terms of this Agreement, such Party shall give reasonable prior advance notice of the proposed text of such announcement to the other Party for its prior review and approval (except as otherwise provided herein), such approval not to be unreasonably withheld. A Party commenting on such a proposed press release shall provide its comments, if any, within [***] ([***]) [***] after receiving the press release for review. In addition, where required by applicable Laws, including regulations promulgated by applicable security exchanges, such Party shall have the right to make a press release announcing the achievement of each milestone under this Agreement as it is achieved, and the achievements of Regulatory Approvals in the Territory as they occur, subject only to the review procedure set forth in the preceding sentence. In relation to the other Party’s review of such an announcement, such other Party may make specific, reasonable comments on such proposed press release within the prescribed time for commentary, but shall not withhold its consent to disclosure of the information that the relevant milestone has been achieved and triggered a payment hereunder. Neither Party shall be required to seek the permission of the other Party to repeat any information regarding the terms of this Agreement that has already been publicly disclosed by such Party, or by the other Party, in accordance with this Section 12.4, provided such information remains accurate as of such time.

(d) The Parties acknowledge that either or both Parties may be obligated to file under applicable Laws a copy of this Agreement with the U.S. Securities and Exchange Commission or other Governmental Authorities. Each Party shall be entitled to make such a required filing, provided that it requests confidential treatment of the commercial terms and sensitive technical terms hereof and thereof to the extent such confidential treatment is reasonably available to such Party. In the event of any such filing, each Party will provide the other Party with a copy of this Agreement marked to show provisions for which such Party

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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intends to seek confidential treatment and shall reasonably consider and incorporate the other Party’s comments thereon to the extent consistent with the legal requirements, with respect to the filing Party, governing disclosure of material agreements and material information that must be publicly filed.

12.5 Equitable Relief. Each Party acknowledges that its breach of this Article 12 will cause irreparable harm to the other Party, which cannot be reasonably or adequately compensated in damages in an action at law. By reasons thereof, each Party agrees that the other Party shall be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to preliminary and permanent injunctive and other equitable relief to prevent or curtail any actual or threatened breach of the obligations relating to Confidential Information set forth in this Article 12 by the other Party.

ARTICLE 13

TERM AND TERMINATION

13.1 Term. This Agreement shall become effective on the Effective Date and, unless earlier terminated pursuant to this Article 13, shall remain in effect on a Product-by-Product and country-by-country basis, until the expiration of the Royalty Term of such Product in such country (the “Term”). Upon the expiration of the Royalty Term for a Product in a particular country, the licenses granted by ITI to Takeda under Section 2.1(b) with respect to such Product and such country shall become fully-paid, royalty free and exclusive.

13.2 Unilateral Termination by Takeda. Takeda may terminate this Agreement in its entirety for any or no reason (a) upon [***] ([***]) [***] ITI if such notice is delivered prior to the First Commercial Sale of a Product anywhere in the Territory, or (b) upon [***] ([***]) [***] to ITI if such notice is delivered after the First Commercial Sale of a Product anywhere in the Territory.

13.3 Termination by ITI for Patent Challenge. ITI may terminate this Agreement in its entirety immediately upon written notice to Takeda if Takeda or its Affiliates or sublicensees (directly or indirectly, individually or in association with any other person or entity) challenges the validity, enforceability or scope of any ITI Patent (including any Sole Assigned Patent) anywhere in the world.

13.4 Termination for Breach.

(a) General. Except as explicitly provided in Section 13.4(c) (country-by-country termination right), each Party shall have the right to terminate this Agreement in its entirety immediately upon written notice to the other Party if the other Party materially breaches its obligations under this Agreement and, after receiving written notice identifying such material breach in reasonable detail, fails to cure such material breach within [***] ([***]) [***] from the date of such notice (or within [***] ([***]) [***] from the date of such notice in the event such material breach is solely based on the breaching Party’s failure to pay any amounts due hereunder), subject to subsection (c) below.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(b) Material Breach by ITI. If Takeda has the right to terminate this Agreement pursuant to Section 13.4(a) for ITI’s material breach, Takeda may elect not to terminate this Agreement and instead to retain this Agreement in effect, in which case ITI shall continue to be liable to Takeda for any uncured material breach, and Takeda shall be entitled to pursue all legal and equitable remedies arising from such material breach that are available to it. Following a final, non-appealable judgment pursuant to Section 14.3 (unless ITI in writing does not dispute Takeda’s determination of ITI’s material breach) of ITI’s material breach of this Agreement, Takeda may elect, in lieu of receiving a payment of damages from ITI, to offset Takeda’s future payment obligations to ITI under this Agreement by the amount of damages determined and awarded to Takeda pursuant to Section 14.3 (or agreed to in writing by the Parties). If Takeda has the right to terminate this Agreement pursuant to Section 13.4(a) for ITI’s material breach and elects to terminate this Agreement under Section 13.4(a), then the Parties agree and acknowledge that a court assessing damages to Takeda under Section 14.3 shall take into consideration all relevant factors in establishing a reasonable and appropriate determination of damages to Takeda, including the investment made by Takeda in the Product prior to the date of termination, the magnitude and effect of the breach by ITI.

(c) Material Breach by Takeda. Notwithstanding Section 13.4(a), if Takeda materially breaches its obligations under this Agreement (but excluding any incidental or inmaterial obligations) including, but not limited to, using Commercially Reasonable Efforts under Section 4.4 or 6.2 for a particular country among the U.S. or Major Countries (defined below) following the First Commercial Sale of a Product in either the U.S. or a Major Country, and such material breach is not solely based on Takeda’s failure to pay any amounts due hereunder, and Takeda in good faith disputes such termination, then the effective date of such termination under Section 13.4(a) shall be extended for an additional [***] ([***]) [***] (for a total of [***] ([***]) [***]), or as long as the procedure under Section 14.3 continues until finally completed, in the event that either Party invokes the procedures in Section 14.3 hereof, provided that Takeda has provided a written plan that is reasonably calculated to effect a prompt cure only if such prompt cure is reasonable available, and such plan is acceptable to ITI (not to be unreasonably withheld, conditioned or delayed) and Takeda carries out such plan. After the expiration of such effective date (or such earlier date as Takeda no longer disputes such material breach), ITI shall have a right to terminate this Agreement in the following manner:

(A) if the material breach concerns the U.S., ITI may terminate the agreement in its entirety;

(B) if the material breach concerns one or more of the Major Countries (defined below), ITI may terminate only with respect to such Major Country(ies);

(C) if the material breach concerns a country other than the U.S. or a Major Country, ITI may not terminate this Agreement with respect to such country as long as a material breach of this Agreement did not occur in the U.S., and in such case following an allegation by ITI of material breach by Takeda in a country other than the U.S. or a Major Country and expiration of the applicable cure period, Takeda shall, promptly after receiving from ITI the reasonably detailed of contents of such allegation of ITI, elect either to terminate this Agreement with respect to the applicable country (in such case Takeda will be released from any liability or claims by ITI under this Section as regard to alleged material breach for such terminated country) or to dispute

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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the allegation under Section 14.3, and if Takeda is finally determined by a court to have materially breached this Agreement, then ITI shall have the right to receive damages and all other remedies determined by the court and Takeda shall have the right to terminate this Agreement with respect to such country (and in any case if Takeda terminates this Agreement with respect to such country, Takeda shall fulfill the applicable obligations under Section 13.6 as applicable for such country); and

(D) with respect to a material breach concerning the U.S. or a Major Country, ITI may elect not to terminate this Agreement and instead to retain this Agreement in effect, in which case Takeda shall continue to be liable to ITI for any uncured material breach, and ITI shall be entitled to pursue all legal and equitable remedies arising from such material breach that are available to it.

For purposes of this Section 13.4(c), “Major Country” shall mean each of the United Kingdom, Germany, France, Italy, Spain, Portugal, Turkey, Switzerland, Belgium, Austria, Denmark, Sweden, Japan, South Korea, China, Hong Kong, Taiwan, Thailand, Indonesia, Philippine, Canada, Mexico, Brazil, and, if and when Takeda establishes in the future an Affiliate which conducts selling and marketing activities at commercial level in any other country in the Territory, such country.

(d) If ITI has the right to terminate this Agreement for Takeda’s material breach and elects to terminate this Agreement as provided herein, then the Parties agree and acknowledge that a court will consider and decide the damages, if any, and also, such assessing damages may take into consideration, at the court’s discretion, all relevant factors in establishing a reasonable and appropriate determination of damages and/or remedies to ITI, including the investment made by ITI/Takeda in the Product prior to the date of termination, the magnitude and effect of the breach by Takeda in the calculation of damages, and scope of rights transferred by Takeda as provided in Section 13.6 hereof (such as transfer of Regulatory Approvals and funding on-going clinical studies) during the consideration of remedies for ITI.

13.5 Termination for Safety. Takeda may terminate this Agreement in its entirety or with respect to a particular Product upon [***] ([***]) [***] prior written notice to ITI (a) if senior executives responsible for Takeda’s Pharmacovigilance and Clinical Science functions determine in good faith that the risk/benefit profile of such Product(s) is such that the Product(s) cannot continue to be Developed or administered to subjects/patients safely (and not for commercial reasons), or (b) upon the occurrence of serious adverse events related to the use of such Product(s) that cause Takeda to reasonably conclude that the continued use of such Product(s) by subjects/patients will result in subjects/patients being exposed to a product whose risks outweigh its benefits. Following notice of termination under this Section 13.5, the Parties shall cooperate to wind down all Development and Commercialization activities with respect to the terminated Product(s).

13.6 Effect of Termination. Upon any termination (but not expiration) of this Agreement, all licenses and rights granted to Takeda under this Agreement shall terminate, and Takeda shall return, transfer and assign to ITI or its designee all materials, Information, Regulatory Materials, Regulatory Approvals, licenses, third party agreements and other items as are reasonably necessary for ITI to continue the Development and Commercialization of

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

51.

Compounds and Products; provided, however, that (i) upon termination of this Agreement under Section 13.5 with respect to a Product and not the Agreement in its entirety, the foregoing and sub-sections (a) – (d), (e) (first sentence only), (f) and (g) below shall apply to the terminated Product(s) only; (ii) upon termination of this Agreement under Section 13.4(c) with respect to a Major Country, the foregoing and sub-sections (a) – (d) below shall apply to the terminated Major Country only; and (iii) in case of termination of this Agreement by Takeda under Section 13.4(a), Takeda may request reasonable up-front and royalty payments as compensation for the assignment of Regulatory Materials developed by Takeda or Product Marks and a license under Takeda Technology. Without limiting the generality of the foregoing, the following rights and consequences shall apply upon any termination (in addition to any other rights and obligations under this Agreement with respect to such termination), except that sub-sections (e) (except for the first sentence) and (h) shall not apply in the event of a termination under Section 13.5:

(a) Regulatory Materials; Data. To the extent permitted by applicable Laws, Takeda shall transfer and assign to ITI all Regulatory Materials, Regulatory Approvals, and related data and Information relating to the Products and Compounds and shall treat the foregoing as “Confidential Information” of ITI (and not of Takeda) under Section 12; provided that Takeda will be allowed to retain any such materials that a Regulatory Authority requires Takeda to retain under applicable Laws.

(b) Takeda License. Takeda hereby grants to ITI, effective upon such termination, an exclusive, fully paid, worldwide, fully transferrable, irrevocable license (with the right to grant sublicenses through multiple tiers) under the Takeda Technology as in existence as of the date of termination solely to research, Develop, make, have made, use, sell, offer for sale, import and otherwise Manufacture or Commercialize the Compounds and Products.

(c) Assignment to ITI of Assigned Patents. Takeda shall assign and does hereby assign to ITI, effective on the effectiveness of such termination, its entire right, title and interest in and to each Sole Assigned Patent, and one-half of its right, title and interest in and to each Joint Assigned Patent, and Takeda appoints ITI its attorney in fact solely to make such re-assignments and authorizes ITI to make such re-assignments. In each case, Takeda shall execute and deliver to ITI a deed(s) of such assignment, in a mutually agreeable form, within [***] ([***]) [***] after the effective date of termination. ITI shall be responsible for recording all such assignments, and Takeda and its successors and assigns shall (i) reasonably cooperate with ITI’s efforts to do so, including satisfying the assignment and recording requirements of relevant patent offices and (ii) reimburse ITI for all reasonable and documented out-of-pocket expenses incurred by ITI in connection with this Section 13.6(c). In addition, Takeda hereby grants ITI an exclusive license under its interest in the Sole Assigned Patents and a non-exclusive license under its interest in the Joint Assigned Patents during the period from the effective date of termination until the applicable Assigned Patents are actually re-assigned to ITI. If this Agreement is terminated under Section 13.5 with respect to a Product but not with respect to this Agreement in its entirety, then this Section 13.6(c) shall apply to Assigned Patents claiming the terminated Product(s) only.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

52.

(d) Trademarks. Takeda shall assign to ITI all right, title and interest in and to the Product Marks (excluding any such marks that include, in whole or part, any corporate name or logo of Takeda) throughout the Territory.

(e) Manufacture and Supply. Takeda shall transfer the then-current manufacturing process for the Products to ITI or its designee (which will be designated as soon as reasonably practical but in no event later than [***] ([***]) [***] following the effective date of the termination of this Agreement). At ITI’s request, Takeda shall supply, or cause to be supplied, to ITI all then-available quantities of Products. Takeda will use Commercially Reasonable Efforts to supply additional quantities of Products for a period of the earlier of (i) the date ITI is able to manufacture or have manufacture Products (including through an assignment of any Third Party supply contract from Takeda) or (ii) one (1) year following the effective date of termination; provided that ITI shall use Commercially Reasonable Efforts to effect such assumption (or transition) as promptly as practicable. Such supply shall be at a price equal to Takeda’s fully-burdened manufacturing costs or acquisition cost of the Product. Any such supply will be made pursuant to a mutually acceptable supply agreement between the Parties. In the event that Takeda has one or more agreements with Third Party manufacturers with respect to the manufacture of a Product, at ITI’s request, Takeda shall use Commercially Reasonable Efforts to transfer its rights and obligations under such agreement(s) to ITI upon any such termination.

(f) Transition Assistance. Takeda shall provide such assistance, at no cost to ITI (except in the event of a termination of this Agreement for ITI’s breach, in which case such assistance shall be provided at Takeda’s then-current FTE rates), as may be reasonably necessary or useful for ITI to continue Developing, manufacturing and/or Commercializing Products throughout the Territory, to the extent Takeda is then performing or having performed such activities, including assigning or amending as appropriate, upon request of ITI, any agreements or arrangements with Third Party vendors to manufacture, Develop, distribute, sell or otherwise Commercialize Products. To the extent that any such contract between Takeda and a Third Party is not assignable to ITI, Takeda shall reasonably cooperate with ITI to arrange to continue to provide such services for a reasonable time after termination. Takeda shall not, during such applicable notice period, take any action that could reasonably be expected to have a material adverse impact on the further Development and Commercialization of any Product.

(g) Ongoing Clinical Trials. Takeda shall transfer to ITI the management and continued performance of all Clinical Trials for Products ongoing as of the effective date of such termination, provided that Takeda shall be responsible to fund (during the Term and following such termination) any then-ongoing Clinical Trials of Products as set forth in the then-current Development Plan, until such activities are completed as contemplated in such plan, unless such Clinical Trials are required to be terminated by a Regulatory Authority under applicable Laws; provided that Takeda shall not be responsible to fund any such expenses to the extent that ITI is reimbursed therefor by a Third Party licensee.

(h) Inventories. ITI shall have the right to purchase from Takeda any and all of the inventory of Products held by Takeda as of the effective date of termination at a price equal to Takeda’s actual cost to acquire or manufacture such inventory. ITI shall notify Takeda within [***] ([***]) [***] after the effective date of termination whether ITI elects to exercise such right.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

53.

(i) Takeda Dispute Rights in the event of ITI Material Breach. In the event that Takeda terminates this Agreement pursuant to Section 13.4(a) for a material breach by ITI, Takeda may invoke the dispute resolution procedures of Section 14.3 to dispute the equitable basis for providing ITI the rights under Section 13.6(a), (b) and (d) without additional compensation to Takeda. The Parties agree that Takeda shall have the right to petition such court to resolve any dispute regarding fair and equitable compensation for such rights to ITI given the consideration of all relevant factors, provided that a court shall not be permitted to restrict or withhold the grant of such rights to ITI.

For clarity, except in the case of termination under Section 13.5, Takeda shall continue to perform all obligations under this Agreement with respect to the Development, Manufacture and Commercialization of Products until the effective date of termination and shall not modify in any material respects such activities from past practices during such period.

13.7 Survival. Termination or expiration of this Agreement shall not affect any rights or obligations of the Parties under this Agreement that have accrued prior to the date of termination or expiration. Notwithstanding anything to the contrary, the following provisions shall survive any expiration or termination of this Agreement: 4.5 (solely as to unpaid amounts), 5.6 (solely as to any pending claims between the Parties applicable and the transition of such activities in accordance with the terms of the Agreement for any Remedial Action then existing), 8.2 (solely as to unpaid amounts), 8.6, 8.7, 8.8, 8.9, 8.10 (for the applicable statute of limitation period for any tax Laws), 9.1, 9.2, 10.4, 12.1, 12.2, 12.4, 12.5, 13.4(b) (solely as to the last sentence thereof), 13.4(c) (solely as to the last sentence thereof which is equivalent with that survived in 13.4(b)), 13.5 (solely as to the last sentence thereof) 13.6 and 13.7 and Articles 1 (solely as to any defined terms used in any provision surviving hereunder), 11, 14 and 15.

ARTICLE 14

DISPUTE RESOLUTION

14.1 Disputes. The Parties recognize that disputes as to certain matters may from time to time arise that relate to either Party’s rights and/or obligations hereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Article 14 to resolve any controversy or claim arising out of, relating to or in connection with any provision of this Agreement, if and when a dispute arises under this Agreement.

14.2 Internal Resolution. With respect to all disputes arising between the Parties under this Agreement, including any alleged breach under this Agreement or any issue relating to the interpretation or application of this Agreement, if the Parties are unable to resolve such dispute within [***] ([***]) [***] after such dispute is first identified by either Party in writing to the other, the Parties shall refer such dispute to the Executive Officers of the Parties for attempted resolution by good faith negotiations within [***] ([***]) [***] after such notice is received, including at least one (1) in-person meeting of the Executive Officers within [***] ([***]) [***] after such notice is received.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

54.

14.3 Dispute Resolution. If the Executive Officers of the Parties are not able to resolve such dispute referred to them under Section 14.2 within such [***] ([***]) [***] period, then each Party shall have the right to pursue any legal or equitable remedy available to it under applicable Laws; provided that any litigation arising under this Agreement shall be brought in a United States District Court for the Southern District of New York located in New York, New York, U.S. (or, if there is no applicable federal subject matter jurisdiction, a state court located in New York, New York, U.S.). Each Party hereby agrees to the exclusive jurisdiction of such courts and waives any objections as to the personal jurisdiction or venue of such courts. Each Party irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

14.4 Patent and Trademark Disputes. Notwithstanding Section 14.3, any dispute, controversy or claim relating to the scope, validity, enforceability or infringement of any Patent covering the manufacture, use, importation, offer for sale or sale of any Product or of any trademark rights relating to any Product shall be submitted to a court of competent jurisdiction in the country in which such Patent or trademark rights were granted or arose.

ARTICLE 15

MISCELLANEOUS

15.1 Entire Agreement; Amendment. This Agreement, including the Exhibits hereto, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof and supersedes, as of the Effective Date, all prior and contemporaneous agreements and understandings between the Parties with respect to the subject matter hereof, including the Confidentiality Agreement. The foregoing shall not be interpreted as a waiver of any remedies available to either Party as a result of any breach, prior to the Effective Date, by the other Party of its obligations under the Confidentiality Agreement. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth in this Agreement. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

15.2 Force Majeure. Both Parties shall be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented by force majeure and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse shall be continued so long as the condition constituting force majeure continues and the nonperforming Party takes reasonable efforts to remove the condition. For purposes of this Agreement, force majeure shall include conditions beyond the control of the Parties, including an act of God, war, civil commotion, terrorist act, labor strike or lock-out, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe, and failure of plant or

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

55.

machinery (provided that such failure could not have been prevented by the exercise of skill, diligence, and prudence that would be reasonably and ordinarily expected from a skilled and experienced person engaged in the same type of undertaking under the same or similar circumstances). Notwithstanding the foregoing, a Party shall not be excused from making payments owed hereunder because of a force majeure affecting such Party. If a force majeure persists for more than [***] ([***]) [***], then the Parties will discuss in good faith the modification of the Parties’ obligations under this Agreement in order to mitigate the delays caused by such force majeure.

15.3 Notices. Any notice required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be addressed to the appropriate Party at the address specified below or such other address as may be specified by such Party in writing in accordance with this Section 15.3, and shall be deemed to have been given for all purposes (a) when received, if hand-delivered or sent by confirmed facsimile or a reputable courier service, or (b) five (5) Business Days after mailing, if mailed by first class certified or registered airmail, postage prepaid, return receipt requested.

If to ITI:	Intra-Cellular Therapies, Inc.
Audubon Biomedical Science and Technology Park
3960 Broadway
New York, NY 10032
Attn: Sharon Mates, Ph.D.
Chairman & Chief Executive Officer
Fax: (212) 923-3388

With a copy to (which shall not constitute notice):

Cooley LLP
One Freedom Square
Reston Town Center
11951 Freedom Drive
Reston, VA 20190-5656
Attn: Kenneth J. Krisko
Fax: 703/456-8100

If to Takeda:	TAKEDA PHARMACEUTICAL COMPANY LIMITED 1-
1, Doshomachi 4-Chome, Chuo-ku
Osaka 540-8645

Attn: Senior Vice President,
Global Licensing & Business Development Department
Fax: +81 6 6204 2328

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

56.

With a copy to (which shall not constitute notice):

TAKEDA PHARMACEUTICAL COMPANY LIMITED 1-
1, Doshomachi 4-Chome, Chuo-ku
Osaka 540-8645
Attn: Senior Vice President, Legal Department
Fax: +81 6 6204 2055

15.4 No Strict Construction; Headings. This Agreement has been prepared jointly by the Parties and shall not be strictly construed against either Party. Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision. The headings of each Article and Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Article or Section. Except where the context otherwise requires, the use of any gender shall be applicable to all genders, and the word “or” is used in the inclusive sense (and/or). The term “including” as used herein means including, without limiting the generality of any description preceding such term.

15.5 Assignment. Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other, except that a Party may make such an assignment or transfer without the other Party’s consent to its Affiliates or to a Third Party successor to substantially all of the business of such Party to which this Agreement relates (such Third Party, an “Acquiror”), whether in a merger, sale of stock, sale of assets or other transaction. Any successor or assignee of rights and/or obligations permitted hereunder shall, in writing to the other Party, expressly assume performance of such rights and/or obligations. In the event of any permitted assignment of this Agreement by Takeda, Takeda shall assign to such permitted assignee or to ITI (in accordance with Section 13.6(c) as if a termination had occurred) Takeda’s entire right, title and interest in and to each Assigned Patent to which Takeda obtained an ownership interest pursuant to Section 2.1(a). The ITI Technology, in the case of ITI as assignor or transferor, or the Takeda Technology, in the case of Takeda as assignor or transferor, shall exclude any Patents and Information Controlled by any Acquiror (or any Affiliate thereof, excluding a Party hereto as a result of such transaction) prior to the acquisition or developed outside of any activities under this Agreement. Any permitted assignment shall be binding on the successors of the assigning Party. Any assignment or attempted assignment by either Party in violation of the terms of this Section 15.5 shall be null, void and of no legal effect.

15.6 Performance by Affiliates. Each Party may discharge any obligations and exercise any right hereunder through any of its Affiliates. Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement, and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement shall be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

57.

15.7 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

15.8 Severability. If any one or more of the provisions of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof. The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

15.9 No Waiver. Any delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, except with respect to an express written and signed waiver relating to a particular matter for a particular period of time.

15.10 Independent Contractors. Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give either Party the power or authority to act for, bind, or commit the other Party in any way. Nothing herein shall be construed to create the relationship of partners, principal and agent, or joint-venture partners between the Parties.

15.11 English Language; Governing Law. This Agreement was prepared in the English language, which language shall govern the interpretation of, and any dispute regarding, the terms of this Agreement. This Agreement and all disputes arising out of or related to this Agreement or any breach hereof shall be governed by and construed under the laws of the State of New York, without giving effect to any choice of law principles that would require the application of the laws of a different state.

15.12 Counterparts. This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

{Signature page follows}

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

58.

IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized officers as of the Effective Date.

TAKEDA PHARMACEUTICAL COMPANY LIMITED		INTRA-CELLULAR THERAPIES, INC.

By:	/s/ Yasuchika Hasegawa	By:	/s/ Sharon Mates, Ph.D.
Name:	Yasuchika Hasegawa	Name:	Sharon Mates, Ph.D.
Title:	President and CEO	Title:	Chairman and CEO

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

-i-

LIST OF EXHIBITS:

Exhibit A:	[***]

Exhibit B:	[***]

Exhibit C-1:	[***]

Exhibit C-2:	[***]

Exhibit D:	[***]

Exhibit E:	[***]

Exhibit F:	[***]

Exhibit G:	[***]

Exhibit H:	[***]

Exhibit I:	[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

-ii-

CONFIDENTIAL

EXHIBIT A

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

EXHIBIT B

[***]

Exhibit B pg. 1 of 3

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

[***]

Exhibit B pg. 2 of 3

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

[***]

Exhibit B pg. 3 of 3

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

EXHIBIT C-1

[***]

Exhibit C-1 pg. 1 of 2

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

[***]

Exhibit C-1 pg. 2 of 2

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

EXHIBIT C-2

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

EXHIBIT D

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

EXHIBIT E: [***]

Summary

[***]

Exhibit E pg. 1 of 7

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

[***]

Exhibit E pg. 2 of 7

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

Figure 1.

[***]

Exhibit E pg. 3 of 7

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

[***]

Exhibit E pg. 4 of 7

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

[***]

Exhibit E pg. 5 of 7

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

[***]

Exhibit E pg. 6 of 7

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

[***]

Exhibit E pg. 7 of 7

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

EXHIBIT F

[***]

Exhibit F pg. 1 of 3

ITI and Takeda will conduct its activities described in this Development Plan below as such Party’s role. [***]

A.	ITI activities

[***]

B.	Takeda activities

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

[***]

Exhibit F pg. 2 of 3

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

[***]

Exhibit F pg. 3 of 3

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

Exhibit F-1

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

EXHIBIT G

[***]

Agreement between [***].

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

EXHIBIT H

[***]

[***]

Account Name: [***]

Routing Number: [***]

Account Number: [***]

SWIFT Code: [***]

If any problems call [***] at [***].

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

EXHIBIT I

[***]

FOR IMMEDIATE RELEASE

Intra-Cellular Therapies Announces Completion of Phase I Single Rising Dose Trial of First-in-Class Selective Phosphodiesterase 1 (PDE1) Inhibitor and Reports Top-line Safety and Pharmacokinetic Findings

NEW YORK, Feb. 19, 2013/PRNewswire/ — Intra-Cellular Therapies, Inc. (“ITI”) today announced the completion of a Phase I single rising dose study of its phosphodiesterase 1 (PDE1) inhibitor, ITI-214. ITI-214, a novel, first-in-class selective PDE1 inhibitor, was discovered by ITI and is in development under an exclusive collaboration with Takeda Pharmaceutical Company Limited for the treatment of Cognitive Impairment Associated with Schizophrenia (CIAS).

The primary objectives of the Phase I study were to determine the safety, tolerability and pharmacokinetic profile of single oral doses of ITI-214 in healthy volunteers. The study was conducted as a randomized, double-blind, placebo-controlled study in 70 subjects. The results indicated that ITI-214 was safe and well-tolerated across a broad range of single oral doses. Moreover, ITI-214 demonstrates a favorable pharmacokinetic profile consistent with once-a-day dosing. The study represents a significant milestone as it is the first demonstration of the safety of a PDE1 inhibitor in a Phase 1 clinical trial.

“We are pleased with the advancement of ITI-214 in clinical development,” stated Sharon Mates, Ph.D., Chairman and Chief Executive Officer of Intra-Cellular Therapies. “The data obtained for ITI-214 support its continued development for the treatment of Cognitive Impairment Associated with Schizophrenia and other neuropsychiatric and neurological disorders.”

About Schizophrenia

Schizophrenia is a major neuropsychiatric disorder that affects over one percent of the world population with an illness that begins in late adolescence and lasts a lifetime. Its best known symptoms are “positive symptoms”, which include hallucinations and delusions; but other mental functions are also affected, including social and motivational skills (“negative symptoms”) and cognitive behaviors, like inattention and poor memory. Current antipsychotics are effective primarily on reducing positive symptoms but are largely ineffective at reducing negative and cognitive symptoms. The medical need in this disease area is enormous.

About PDE1 Inhibitors

These compounds are unique, orally available, investigational drugs being developed for the treatment of cognitive impairments accompanying schizophrenia and other neurological and neuropsychiatric disorders, including Alzheimer’s disease, Attention Deficit Hyperactivity Disorder and Parkinson’s disease. These compounds may also have the potential to improve motor dysfunction associated with these disorders. These compounds are very selective for the PDE1 subfamily relative to other PDE subfamilies. They have no known significant off target activities at other enzymes, receptors or ion channels.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

About Intra-Cellular Therapies, Inc.

Intra-Cellular Therapies, Inc. (ITI) is a biopharmaceutical company that is developing novel drugs for the treatment of diseases and disorders of the Central Nervous System (CNS). The Company was formed in 2002 to exploit intracellular signaling pathways of the brain in its efforts to develop novel CNS therapeutics. The Company’s initial efforts were built on the insights generated from the Nobel Prize winning science of Dr. Paul Greengard at The Rockefeller University, the scientific founder of ITI. Using novel technologies developed at ITI, the Company has developed a pipeline of drugs that have the potential to treat a wide range of diseases associated with the CNS. Additional information about ITI is available through its corporate website, www.intracellulartherapies.com.

CONTACT:

Allen A. Fienberg, Ph.D., Vice President, Business Development, Intra-Cellular Therapies, Inc.,

+1-212-923-3344; or Lisa Burns (Investors), or Justin Jackson (Media), both of Burns

McClellan, Inc., +1-212-213-0006, jjackson@burnsmc.com.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.